                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
JANUARY 16, 2003

CONTACTS:

Analysts                                   Media

Jay Gould       (614) 480-4060             Jeri Grier         (614) 480-5413
Susan Stuart    (614) 480-3878             Karen Del Toro     (614) 480-3077


                          HUNTINGTON BANCSHARES REPORTS
                    2002 FOURTH QUARTER AND FULL YEAR RESULTS
                 - FOURTH QUARTER $0.36 GAAP EARNINGS PER SHARE
 - FULL YEAR $1.49 GAAP EARNINGS PER SHARE / $1.35 OPERATING EARNINGS PER SHARE

             ANNOUNCES NEW 8 MILLION SHARE REPURCHASE AUTHORIZATION

             PROVIDES 2003 EARNINGS OUTLOOK OF $1.50-$1.53 PER SHARE

     COLUMBUS, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported 2002 fourth quarter and full year earnings.


GAAP EARNINGS

     Fourth quarter GAAP earnings were $85.1 million, or $0.36 per common share. This compares with GAAP earnings of $65.6 million, or $0.26 per common share, in the year-ago fourth quarter, and $98.1 million, or $0.41 per common share, in the third quarter of 2002. Full year 2002 GAAP earnings were $363.2 million, or $1.49 per common share, compared with $178.5 million, or $0.71 per common share, in 2001.


OPERATING EARNINGS(1)

     Fourth quarter earnings of $85.1 million, or $0.36 per common share, were up 7% and 13%, respectively, from the year-ago fourth quarter operating earnings of $79.6 million, or $0.32 per common share, and up 4% and 6%, respectively, from third quarter 2002 operating earnings of $82.2 million, or $0.34 per common share. Full year 2002 operating earnings of $328.5 million, or $1.35 per common share, were up 7% and 11%, respectively, from full year 2001 operating earnings of $307.5 million or $1.22 per common share.

(1) Results from the 2001 second quarter through the third quarter of 2002 were significantly impacted by a number of non-operating items, primarily related to the strategic restructuring announced in July 2001 and the subsequent sale of the Florida banking and insurance operations in the 2002 first quarter. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, certain data are presented on an operating basis which excludes the impact of restructuring and other charges, the gain from the sale of Florida banking operations and its related run-rate impact from prior periods, and other non-operating items. (Please refer to the schedules beginning on page 10, as well as the 2002 fourth quarter's Quarterly Financial Review for schedules reconciling reported with operating earnings and additional schedules that exclude the impact of the sold Florida operations.)


MANAGEMENT COMMENTS

     "A year ago we established a 2002 operating earnings target of $1.32-$1.36 per share," said Thomas Hoaglin, chairman, president and chief executive officer. "While this was an ambitious goal given the uncertain economic environment and the fact that we were only in the very early stages of our turnaround, we are extremely pleased to report full-year operating earnings at the top end of that range. These results confirm the progress we have made thus far in improving Huntington's operating performance."

     "Looking at fourth quarter performance, strong loan growth was again a highlight," he continued. "This reflected continued good growth in consumer loans, most notably mortgages and home equity-related loans. Total commercial and commercial real estate loans also increased. Excluding retail certificates of deposit, average core deposits increased 3% annualized during the quarter and were up 13% from a year ago. The just-released FDIC deposit data shows an increase in deposit market share in all our states and major markets as of June 2002."

     "Another highlight in the quarter was the 9% growth in non-interest income driven by increases in deposit service charges, brokerage and insurance income, and mortgage banking income, all of which are core fee income categories. Expenses grew 5% from the third quarter, primarily reflecting higher personnel costs related to incentive compensation and benefits."

     "The credit actions we announced last week accelerating the disposition and resolution of selected problem credits was a significant achievement," he continued. "Importantly, our efforts over the last 18 months in improving our credit culture, tightening underwriting standards and practices, and strengthening our reserves, positioned us to take advantage of an economically attractive opportunity to accelerate the disposition of these problem assets. As a result, we enter 2003 from a stronger overall credit quality position, including non-performing coverage and loan loss reserve ratios significantly better than the median of our peer bank competitors."

     "On the strategic front, we completed installation of our new customer service technology in all our banking offices. This was a yearlong undertaking involving hundreds of employees and, thanks to their efforts, was successfully completed on time and under budget. Today, every front-line banking office associate is better equipped with the technology needed to serve our customers."

     "Lastly, we repurchased 4.2 million Huntington shares, bringing the 2002 purchases to 19.2 million shares at a value of $370 million," he concluded.


DISCUSSION OF RESULTS - ON AN OPERATING BASIS

     Fourth quarter 2002 results compared with sequential third quarter performance on an operating basis reflected:

     - 13% annualized growth in managed loans reflecting growth in home equity, residential mortgage, auto loans and leases, and total commercial and commercial real estate loans

     -    4.07% net interest margin, down from 4.26%

     - 9% increase in non-interest income despite a $6.2 million pre-tax mortgage servicing impairment

     - 5% increase in non-interest expense and a 54.0% efficiency ratio, up from 53.1%

     -    1.76% loan loss reserve to loans ratio, down from 2.00%

     -    269% non-performing assets coverage ratio, up from 191%

     -    7.62% tangible common equity ratio, down from 8.00%

     -    Repurchased 4.2 million common shares bringing 2002 repurchases to
          19.2 million shares at a cost of $370 million

     Net interest income increased $0.3 million from the third quarter reflecting the benefit of a $1.1 billion, or 5%, increase in average earning assets due to growth in both loans and securities, mostly offset by a 4% decrease in the margin. The net interest margin declined to 4.07% from 4.26%. The decline was driven by a number of factors including the inability to fully reflect the latest reduction in market rates in our deposit prices, growth in lower rate, but higher quality, auto loans and leases, and heavy prepayments of higher rate mortgages. Compared with the year-ago fourth quarter, net interest income was up $14.2 million, or 6%, reflecting the combination of an 11% increase in average earning assets, partially offset by a 4% decline in the net interest margin from 4.26%.

     Adjusting for any acquired, securitized, and sold portfolios, average managed loans increased 13% on an annualized basis from the third quarter impacted by a 20% annualized growth in consumer loans. Average residential mortgages grew 72% annualized, reflecting continued strong demand for residential mortgages and the promotion of adjustable rate mortgage products. Average home equity loans and lines of credit increased 17% annualized with average managed auto loans and leases up 12% annualized. Total average commercial and commercial real estate loans increased 4% annualized reflecting seasonal growth in dealer floor plan loans, as well as growth in small business loans. Compared with the year-ago quarter, total average managed loans were up 10%.

     Although interest rates are at low absolute levels, retail certificates of deposit (CDs) are currently a relatively expensive source of funds. Other more attractive funding sources were being emphasized which resulted in average retail CD balances declining $149 million. Total core deposits, excluding retail CDs, increased $90 million, or 3%, annualized.

     Non-interest income, excluding securities gains, was up $10.0 million, or 9%, from the third quarter. This increase was spread over a number of core fee income categories. Service charges on deposit accounts increased $3.7 million, or 10%. Brokerage and insurance income increased $2.5 million, or 18%, driven primarily by capital market activities. Mortgage banking income increased $5.1 million despite mortgage servicing rights impairment. Such impairments were

$6.2 million and $6.6 million in the fourth and third quarters, respectively. These impairments reflected unusually high loan prepayment activity over the second half of 2002, due to the rapidly declining interest rate environment.

     Compared with the year-ago quarter, non-interest income excluding securities gains was up 8%. Primarily contributing to this year-over-year increase were a 17% increase in deposit service charges, a 9% increase in brokerage and insurance income, a 20% increase in bank owned life insurance income, a 14% increase in other service charges, primarily electronic banking fees, and a 12% increase in other income. These increases were partially offset by a 24% decline in mortgage banking income caused primarily by mortgage servicing rights impairment in the 2002 fourth quarter.

     Non-interest expense was up $9.0 million, or 5%, from the third quarter driven primarily by a $6.4 million, or 6%, increase in personnel costs. This increase reflected higher performance-based compensation and higher benefit expenses. Also contributing to the linked-quarter increase was a $2.1 million increase in outside data processing and other services, reflecting volume driven costs, especially in the mortgage company, and a $1.9 million increase in professional services influenced by costs supporting the fourth quarter credit actions. These increases were partially offset by declines in net occupancy and marketing expenses of $1.4 million and $1.3 million, respectively.

     Compared with the 2001 fourth quarter, non-interest expense was up $15.3 million, or 8%, primarily due to a $13.8 million, or 14%, increase in personnel cost. Contributing equally to this increase were salary expense, incentive compensation, and benefit costs. The increased salary expense reflected higher staffing levels associated with the broad-based strengthening of the management team, including the credit workout area. Higher sales commissions were reflected across all lines of business. Outside data processing and other services was up $1.8 million, or 12%, and professional services increased $2.0 million, or 32%. These increases were influenced by the same factors affecting linked quarter comparisons. Net occupancy expense decreased $1.8 million, or 12%, while the amortization of intangible expense declined $2.4 million due the implementation of SFAS 142, Goodwill and Other Intangible Assets, at the beginning of 2002.

     The fourth quarter efficiency ratio increased to 54.0% from 53.1% in the third quarter and 52.7% in the year-ago quarter.

     Net charge-offs for the 2002 fourth quarter were $94.9 million, or an annualized 1.84%, including the $51.3 million in charge-offs associated with the fourth quarter credit actions previously announced January 7, 2003, and recapped below. Excluding these charge-offs, net charge-offs were $43.6 million and represented an annualized 0.84% of average loans. This performance was essentially flat with third quarter performance of $43.7 million and an annualized 0.87% of average loans. Excluding the impact of the fourth quarter credit actions, as well as the net charge-offs on exited portfolios for which reserves were previously established, net charge-offs represented 0.81% of average loans, down from 0.83% in the third quarter.

     The over 30-day delinquent but still accruing ratio for total loans decreased 12 basis points to 1.70% at the end of the fourth quarter from 1.82% at the end of the third quarter. This reflected an improvement in the total commercial and commercial real estate delinquency ratio to 1.00% from 1.45%, partially offset by an increase in consumer delinquencies to 2.26% from 2.11%.

     Loan loss provision expense in the fourth quarter was $57.4 million, exceeding the adjusted $43.6 million in net charge-offs by $13.8 million, or 32%. The December 31, 2002, allowance for loan losses as a percent of period-end loans was 1.76%, down from the 2.00% level at September 30, 2002, reflecting the impact of the fourth quarter credit actions, and compares to 2.05% a year ago. The allowance for loan losses as a percent of non-performing assets increased to 269% at December 31, 2002, from 191% at the end of the third quarter and 176% at the end of the prior year.

     Non-performing assets at December 31, 2002 were $136.7 million and represented 0.65% of period-end loans and other real estate owned. This was down from $214.1 million, or 1.05%, at September 30, 2002, and $219.6 million, or 1.16%, at the end of last year. The $77.4 million decline in non-performing assets from September 30, 2002 included the $47.2 million sale of non-performing assets as part of the fourth quarter credit actions, plus the net $30.2 million reduction in other non-performing assets during the quarter. Year end non-performing assets continued to be concentrated in the manufacturing and services sectors.

2002 FOURTH QUARTER CREDIT ACTIONS

     As announced January 7, 2003, fourth quarter credit quality results were significantly impacted by two credit actions. The first was the sale of $47.2 million in non-performing assets with $21.4 million of related charge-offs. The second was the full charge-off of a $29.9 million credit exposure to one health care finance company that was classified as a non-performing asset in November 2002. These two actions resulted in $51.3 million of charge-offs in the fourth quarter. The $29.9 million health care credit had no impact on non-performing asset comparisons between September 30, 2002 and December 31, 2002, as this asset went on non-performing status and was subsequently charged-off within the fourth quarter. These credit actions had no fourth quarter net earnings impact, as existing reserves were sufficient to absorb the $51.3 million in charge-offs.


CAPITAL MANAGEMENT / NEW SHARE REPURCHASE AUTHORIZATION

     At December 31, 2002, the tangible equity to assets ratio was 7.62%, down from 8.00% at September 30, 2002. This decrease reflected the impact of the company's share repurchase program and growth in assets, partially offset by earnings growth. During the quarter 4.2 million shares were repurchased, bringing the full-year repurchases to 19.2 million shares at a cost of $370 million.

     Huntington's board of directors has authorized a new share repurchase program of up to 8 million shares. This represents 3% of the 232.9 million shares outstanding on December 31, 2002, and $153 million worth of stock based on the closing price of $19.11 on January 15, 2003. Purchases will be made from time-to-time in the open market or through privately negotiated transactions depending upon market conditions. The earlier share repurchase authorization of February 2002, with approximately 2.6 million shares remaining, was cancelled and replaced by this new program.

     "Maintaining an open share repurchase authorization provides a useful and shareholder-beneficial capital management tool," said Hoaglin, "and our current authorization was approaching fulfillment. We expect to repurchase the balance of the shares not purchased under the cancelled program, although we have no specific timetable for completing the full program.

Shares will be purchased from time to time as warranted by a number of factors including market conditions and management of capital resources."

     "There have been a lot of strategic changes at Huntington over the last 18 months," he said. "Most important was the sale of the Florida banking operations and the resultant recapitalization of the company. The proceeds from this sale raised the tangible equity to asset ratio to 9.06% at the end of the first quarter. The repurchase of our stock during 2002 reduced this ratio to 7.62% at the end of the year. An important objective of the strategic restructuring plan was to position the company to have the flexibility that comes with being well capitalized. To that end, we are targeting a long-term tangible equity to asset ratio of 7.00%. This compares favorably with the 6.50%-6.75% level of other, comparably sized and rated, bank holding companies. We view this as a long-term target and not one we expect to hit every quarter."


2003 OUTLOOK

     "The direction of the economy and interest rates will remain significant factors on 2003 performance," said Hoaglin. "Our planning assumptions are that over the course of the year, and mostly in the second half, we will see slight economic improvement in all our markets. Interest rates are expected to remain at relatively low levels, though a slight pick-up late in the year is probable."

     "Net interest income is expected to improve modestly. While we expect continued loan growth, pressure on the net interest margin will be a dampening factor on net interest income growth. Consumer loan growth is again expected to do well though it will likely moderate from 2002 growth rates. Further, we are targeting modest commercial loan growth as our small business banking initiative gathers momentum. Non-interest income growth is also expected, led by service charges and broker and insurance income increases; however mortgage banking income will most likely decline given the heavy refinancing activity of the last 18 months."

     "Expenses will increase reflecting a number of factors including the costs of our investment in staff and technology this past year, higher pension and benefit expense, and plans to add a few new branches. On the credit quality front, we anticipate continued improvement including lower underlying net charge-offs and a modest decline in non-performing assets."

     "Reflecting these factors, we are targeting earnings of $1.50 - $1.53 per share in 2003, or an increase of 11% - 13% from last year," he concluded.


CONFERENCE CALL/WEBCAST INFORMATION

Huntington's senior management will host a conference call this afternoon to discuss these developments at 1:30p.m. EST. The call may be accessed via a live Internet webcast at www.huntington-ir.com or through a dial-in telephone number at (800) 482-2225. Slides will be available at www.huntington-ir.com just prior to 12:30p.m. EST, today for review during the call. A replay of the webcast will be archived in the Investor Relations section of Huntington's web site www.huntington.com. A telephone replay will be available two hours after the completion of the call through January 31, 2003, at (888) 211-2648; conference ID 2818230. The conference call transcript and slides will be filed with the Securities and Exchange Commission on Form 8-K.


FORWARD-LOOKING STATEMENT

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading "Business Risks" included in Item 1 of Huntington's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors described from time to time in Huntington's other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.


ABOUT HUNTINGTON

Huntington Bancshares Incorporated is a $28 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 137 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of more than 900 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

                                       ###

                       HUNTINGTON BANCSHARES INCORPORATED
                       CONSOLIDATED RESULTS OF OPERATIONS


                                                                         THREE MONTHS ENDED
                                      ---------------------------------------------------------------------------------------------
                                                     DECEMBER 31, 2002                              December 31, 2001
-----------------------------------------------------------------------------------   ---------------------------------------------
                                                Restructuring                                   Restructuring
(in thousands, except per             Reported   and Other      Florida   Operating   Reported   and Other    Florida     Operating
 share amounts)                       Earnings   Items (1)       Items    Earnings    Earnings   Items (1)    Items        Earnings
-----------------------------------------------------------------------------------   ---------------------------------------------
Net Interest Income                   $249,702    $  --          $  --    $249,702    $255,238   $     --     $ 19,692     $235,546
Provision for Loan Losses               57,418       --             --      57,418     108,275     50,000        3,994       54,281
Securities Gains                         2,339       --             --       2,339          89         --           --           89
Non-Interest Income                    123,682       --             --     123,682     133,008         --       18,717      114,291
Gain on Sale of Florida Operations          --       --             --          --          --         --           --           --
Merchant Services Gain                      --       --             --          --          --         --           --           --
Non-Interest Expense                   202,695       --             --     202,695     227,354         --       39,925      187,429
Special Charges                             --       --             --          --      15,143     15,143           --           --
-----------------------------------------------------------------------------------   ---------------------------------------------
Income Before Income Taxes             115,610       --             --     115,610      37,563    (65,143)      (5,510)     108,216
Income Taxes                            30,475       --             --      30,475     (28,086)   (55,300)      (1,417)      28,631
-----------------------------------------------------------------------------------   ---------------------------------------------
Net Income                            $ 85,135    $  --          $  --    $ 85,135    $ 65,649   $ (9,843)    $ (4,093)    $ 79,585
===================================================================================   ==============================================
Net Income per Common
 Share -- Diluted                        $0.36    $0.00          $0.00       $0.36       $0.26     ($0.04)      ($0.02)       $0.32
===================================================================================   ==============================================


                                                                         TWELVE MONTHS ENDED
                                     ----------------------------------------------------------------------------------------------
                                                    DECEMBER 31, 2002                             December 31, 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                               Restructuring                                 Restructuring
(in thousands, except per            Reported    and Other   Florida   Operating   Reported    and Other     Florida      Operating
 share amounts)                      Earnings    Items (1)   Items(2)   Earnings   Earnings    Items (1)     Items         Earnings
--------------------------------------------------------------------------------   ------------------------------------------------
Net Interest Income                  $983,802    $     --    $ 9,724    $974,078   $996,182    $      --     $ 82,273      $913,909
Provision for Loan Losses             227,340          --      5,186     222,154    308,793      121,718       15,121       171,954
Securities (Losses) Gains               4,902          --         --       4,902        723       (5,250)          --         5,973
Non-Interest Income                   480,015          --     13,343     466,672    508,757           --       76,992       431,765
Gain on Sale of Florida Operations    175,344     175,344         --          --         --           --           --            --
Merchant Services Gain                 24,550      24,550         --          --         --           --           --            --
Non-Interest Expense                  795,864          --     20,210     775,654    923,630           --      162,887       760,743
Special Charges                        56,184      56,184         --          --     99,957       99,957           --            --
--------------------------------------------------------------------------------   ------------------------------------------------
Income Before Income Taxes            589,225     143,710     (2,329)    447,844    173,282     (226,925)     (18,743)      418,950
Income Taxes                          226,000     107,482       (804)    119,322     (5,239)    (111,924)      (4,730)      111,415
--------------------------------------------------------------------------------   ------------------------------------------------
Net Income                           $363,225    $ 36,228    $(1,525)   $328,522   $178,521    $(115,001)    $(14,013)     $307,535
================================================================================   ================================================
Net Income per Common
 Share -- Diluted                       $1.49       $0.15     ($0.01)      $1.35      $0.71       ($0.46)      ($0.05)        $1.22
================================================================================   ================================================

(1) Includes charges related to the July 2002 Merchant Services gain, the February 2002 gain on sale of Florida operations, and Huntington's strategic refocusing plan. Income taxes for 2001 include a $32.5 million reduction related to the issuance of $400 million of REIT subsidiary preferred stock, of which $50 million was issued to the public.

(2) Includes results of Florida operations through February 15, 2002, and the impact of J. Rolfe Davis Insurance Agency through June 30, 2002.

                       HUNTINGTON BANCSHARES INCORPORATED
                            QUARTERLY KEY STATISTICS
                                 REPORTED BASIS

                                                                                                          PERCENT CHANGE(6) VS.
                                                                                                          ---------------------
(in thousands, except per share amounts)                    4Q02               3Q02          4Q01            3Q02       4Q01
-----------------------------------------------------------------------------------------------------     ---------------------
Net Interest Income                                     $   249,702        $   249,416    $   255,238         0.1%        (2.2)%
Provision for Loan Losses                                    57,418             60,249        108,275        (4.7)       (47.0)
Securities Gains                                              2,339              1,140             89        N.M.         N.M.
Non-Interest Income                                         123,682            113,692        133,008         8.8         (7.0)
Gain on Sale of Florida Operations                               --                 --             --          --           --
Merchant Services Gain                                           --             24,550             --      (100.0)          --
Non-Interest Expense                                        202,695            193,723        227,354         4.6        (10.8)
Special Charges                                                  --                 --         15,143          --       (100.0)
-----------------------------------------------------------------------------------------------------     -----------------------
Income Before Income Taxes                                  115,610            134,826         37,563       (14.3)       207.8
Income Taxes                                                 30,475             36,703        (28,086)      (17.0)      (208.5)
-----------------------------------------------------------------------------------------------------     -----------------------
NET INCOME                                              $    85,135        $    98,123    $    65,649       (13.2)%       29.7%
=====================================================================================================     =======================

Net Income per common share - diluted                         $0.36              $0.41          $0.26       (12.2)%       38.5%
Cash dividends declared per common share                      $0.16              $0.16          $0.16          --%          --%
Book value per common share at end of period                  $9.89              $9.85          $9.62         0.4%         2.8%

Average common shares - basic                               233,581            239,925        251,193        (2.6)%       (7.0)%
Average common shares - diluted                             235,083            241,357        251,858        (2.6)%       (6.7)%

Return on average assets                                       1.26%              1.51%          0.93%
Return on average shareholders' equity                         15.1%              17.1%          11.0%
Net interest margin                                            4.07%              4.26%          4.11%
Efficiency ratio                                               54.0%              53.1%          55.8%

Average loans                                           $20,672,470        $19,989,415    $21,512,582         3.4%        (3.9)%
Average loans - managed(1)                              $21,793,958        $21,133,860    $22,747,539         3.1%        (4.2)%
Average loans - managed - linked quarter
 annualized growth rate(2)                                     13.3%              11.3%           2.7%
Average earning assets                                  $24,529,181        $23,435,434    $24,881,811         4.7%        (1.4)%
Average core deposits(3)                                $15,008,428        $15,070,096    $18,236,197        (0.4)%      (17.7)%
Average core deposits - linked quarter
 annualized growth rate(3)                                     (1.6)%             10.4%           8.7%
Average core deposits - excluding CDs                   $11,706,907        $11,617,335    $13,207,697         0.8%       (11.4)%
Average core deposits excl. CDs - linked quarter
 annualized growth rate                                         3.1%              15.6%          12.4%
Average total assets - reported                         $26,854,908        $25,777,810    $27,977,049         4.2%        (4.0)%
Average shareholders' equity                            $ 2,240,973        $ 2,277,898    $ 2,361,214        (1.6)%       (5.1)%
Total assets at end of period                           $27,578,710        $26,739,012    $28,500,159         3.1%        (3.2)%
Total shareholders' equity at end of period             $ 2,303,831        $ 2,339,786    $ 2,416,440        (1.5)%       (4.7)%

Net charge-offs (NCOs) - incl exited businesses         $    94,938        $    43,700    $    56,146        N.M.%        69.1%
NCOs as a % of average loans - incl exited businesses          1.84%              0.87%          1.04%
NCOs - excluding exited businesses                      $    93,114        $    41,843    $    52,518        N.M.%        77.3%
NCOs as a % of average loans - excluding
 exited businesses                                             1.81%              0.83%          0.98%
Non-performing loans (NPLs)                             $   128,069        $   203,454    $   221,109       (37.1)%      (42.1)%
Non-performing assets (NPAs)                            $   136,723        $   214,129    $   227,493       (36.1)%      (39.9)%
NPAs as a % of total loans and other
 real estate (OREO)                                            0.65%              1.05%          1.05%
Allowance for loan losses (ALL) as a %
 of total loans at the end of period                           1.76%              2.00%          1.90%
ALL as a % of NPLs                                            287.7%             200.7%         185.7%
ALL as a % of NPAs                                            269.4%             190.7%         180.5%

Tier 1 risk-based capital(4)(5)                                8.69%              9.14%          7.24%
Total risk-based capital(4)(5)                                11.59%             12.10%         10.29%
Tier 1 leverage(4)                                             8.89%              9.42%          7.41%
Average equity/assets                                          8.34%              8.84%          8.44%
Tangible equity/assets(5)                                      7.62%              8.00%          6.12%

(1)  Includes securitized indirect auto loans.

(2) Annualized growth percentages normalized for asset securitizations, loan sales, and acquisition of LeaseNet.

(3) Includes non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000 and IRA deposits.

(4)  Estimated.

(5) At end of period. Tangible equity (total equity less intangible assets) divided by tangible assets (total assets less intangible assets).

(6)  Not normalized.

N.M. - Not Meaningful.

                       HUNTINGTON BANCSHARES INCORPORATED
                              ANNUAL KEY STATISTICS
                                 REPORTED BASIS

                                                                                                         PERCENT
(in thousands, except per share amounts)                             2002               2001             CHANGE(5)
------------------------------------------------------------------------------------------------         ---------
Net Interest Income                                              $   983,802         $   996,182            (1.2)%
Provision for Loan Losses                                            227,340             308,793           (26.4)
Securities Gains                                                       4,902                 723            N.M.
Non-Interest Income                                                  480,015             508,757            (5.6)
Gain on sale of Florida operations                                   175,344                  --              --
Merchant Services Gain                                                24,550                  --              --
Non-Interest Expense                                                 795,864             923,630           (13.8)
Special Charges                                                       56,184              99,957           (43.8)
------------------------------------------------------------------------------------------------         ---------
Income Before Income Taxes                                           589,225             173,282           240.0
Income Taxes                                                         226,000              (5,239)           N.M.
------------------------------------------------------------------------------------------------         ---------
NET INCOME                                                       $   363,225         $   178,521           103.5%
================================================================================================         =========
Net Income per common share - diluted                                  $1.49               $0.71           109.9%
Cash dividends declared per common share                               $0.64               $0.72           (11.1)%
Book value per common share at end of period                           $9.89               $9.62             2.8%

Average common shares - basic                                        242,279             251,078            (3.5)%
Average common shares - diluted                                      244,012             251,716            (3.1)%

Return on average assets                                                1.40%               0.63%
Return on average shareholders' equity                                  15.7%                7.5%
Net interest margin                                                     4.19%               4.02%
Efficiency ratio                                                        54.0%               58.4%

Average loans                                                    $20,166,528         $21,149,091            (5.5)%
Average loans - managed(1)                                       $21,326,244         $22,445,132            (4.5)%
Average earning assets                                           $23,594,946         $24,966,305            (5.8)%
Average total assets - reported                                  $26,035,530         $28,137,172            (7.7)%
Average core deposits(2)                                         $15,265,736         $17,669,636           (13.6)%
Average core deposits - excluding CDs                            $11,645,551         $12,689,693            (8.2)%
Average shareholders' equity                                     $ 2,307,475         $ 2,381,820            (3.2)%

Total assets at end of period                                    $27,578,710         $28,500,159            (3.2)%
Total shareholders' equity at end of period                      $ 2,303,831         $ 2,416,440            (4.7)%

Net charge-offs (NCOs) - incl exited businesses                  $   239,319         $   189,447            26.3%
NCOs as a % of average loans - incl exited businesses                   1.19%               0.90%
NCOs - excluding exited businesses                               $   229,505         $   174,537            31.5%
NCOs as a % of average loans - excluding
 exited businesses                                                      1.14%               0.83%
Non-performing loans (NPLs)                                      $   128,069         $   221,109           (42.1)%
Non-performing assets (NPAs)                                     $   136,723         $   227,493           (39.9)%
NPAs as a % of total loans and other
 real estate (OREO)                                                     0.65%              1.05%
Allowance for loan losses (ALL) as a %
 of total loans at the end of period                                    1.76%             1.90%
ALL as a % of NPLs                                                     287.7%            185.7%
ALL as a % of NPAs                                                     269.4%            180.5%

Tier 1 risk-based capital(3)(4)                                         8.69%             7.24%
Total risk-based capital(3)(4)                                         11.59%            10.29%
Tier 1 leverage(3)                                                      8.89%             7.41%
Average equity/assets                                                   8.86%             8.47%
Tangible equity/assets(4)                                               7.62%             6.12%

(1)  Includes securitized indirect auto loans.

(2) Includes non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000 and IRA deposits.

(3)  Estimated.

(4) At end of period. Tangible equity (total equity less intangible assets) divided by tangible assets (total assets less intangible assets).

(5) Percent changes for average loans, assets, deposits, and equity are normalized for asset securitizations, loan sales, and acquisition of LeaseNet.

N.M. - Not Meaningful.

                       HUNTINGTON BANCSHARES INCORPORATED
                            QUARTERLY KEY STATISTICS
                               OPERATING BASIS (1)

                                                                                                         PERCENT CHANGE(5) VS.
                                                                                                         ---------------------
(in thousands, except per share amounts)                      4Q02              3Q02           4Q01       3Q02         4Q01
------------------------------------------------------------------------------------------------------   ---------------------
Net Interest Income                                       $   249,702       $   249,416    $   235,546      0.1%         6.0%
Provision for Loan Losses                                      57,418            60,249         54,281     (4.7)         5.8
Securities Gains                                                2,339             1,140             89    105.2         N.M.
Non-Interest Income                                           123,682           113,692        114,291      8.8          8.2
Non-Interest Expense                                          202,695           193,723        187,429      4.6          8.1
------------------------------------------------------------------------------------------------------   ---------------------
Income Before Income Taxes                                    115,610           110,276        108,216      4.8          6.8
Income Taxes                                                   30,475            28,110         28,631      8.4          6.4
------------------------------------------------------------------------------------------------------   ---------------------
NET INCOME                                                $    85,135       $    82,166    $    79,585      3.6%         7.0%
======================================================================================================   =====================
Net Income per common share - diluted                     $      0.36       $      0.34    $      0.32      5.9%        12.5%

Return on average assets                                         1.26%             1.26%          1.28%
Return on average shareholders' equity                           15.1%             14.3%          13.4%
Net interest margin                                              4.07%             4.26%          4.26%
Efficiency ratio                                                 54.0%             53.1%          52.7%

Average loans                                             $20,672,470       $19,989,415    $18,807,146      3.4%         9.9%
Average loans - managed(2)                                $21,793,958       $21,133,860    $20,042,103      3.1%         8.7%
Average loans - managed - linked quarter
 annualized growth rate(3)                                       13.3%             11.3%           1.1%
Average earning assets                                    $24,529,181       $23,435,434    $22,176,375      4.7%        10.6%
Average core deposits(4)                                  $15,008,428       $15,070,096    $13,824,036     (0.4)%        8.6%
Average core deposits - linked quarter
 annualized growth rate(4)                                       (1.6)%            10.4%           9.6%
Average core deposits - excluding CDs                     $11,706,907       $11,617,335    $10,400,090      0.8%        12.6%
Average core deposits excl. CDs - linked quarter
 annualized growth rate                                           3.1%             15.6%          13.0%
Average total assets                                      $26,854,908       $25,777,810    $24,613,326      4.2%         9.1%
Average shareholders' equity                              $ 2,240,973       $ 2,277,898    $ 2,361,214     (1.6)%       (5.1)%

Net charge-offs (NCOs) - incl exited businesses           $    94,938       $    43,700    $    50,149     N.M.%        89.3%
NCOs as a % of average loans - incl exited businesses            1.84%             0.87%          1.06%
NCOs - excluding exited businesses                        $    93,114       $    41,843    $    46,521     N.M.%        N.M.%
NCOs as a % of average loans - excluding
 exited businesses                                               1.81%             0.83%          0.99%
Non-performing loans (NPLs)                               $   128,069       $   203,454    $   213,262    (37.1)%      (39.9)%
Non-performing assets (NPAs)                              $   136,723       $   214,129    $   219,646    (36.1)%      (37.8)%
NPAs as a % of total loans and other
 real estate (OREO)                                              0.65%             1.05%          1.16%
Allowance for loan losses (ALL) as a %
 of total loans at the end of period                             1.76%             2.00%          2.05%
ALL as a % of NPLs                                              287.7%            200.7%         181.4%
ALL as a % of NPAs                                              269.4%            190.7%         176.2%

(1) Reported basis adjusted to exclude the July 2002 Merchant Services gain, the results of the Florida banking operations and the impact from the February 2002 sale, the July 2002 sale of J. Rolfe Davis Insurance Agency, Inc., and restructuring and other charges.

(2)  Includes securitized indirect auto loans.

(3) Annualized growth percentages normalized for asset securitizations, loan sales, and acquisition of LeaseNet.

(4) Includes non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000 and IRA deposits.

(5)  Not normalized.

N.M. - Not Meaningful.

                       HUNTINGTON BANCSHARES INCORPORATED
                              ANNUAL KEY STATISTICS
                               OPERATING BASIS(1)

                                                                                                        PERCENT
(in thousands, except per share amounts)                        2002                  2001              CHANGE (4)
----------------------------------------------------------------------------------------------          ----------
Net Interest Income                                          $   974,078           $   913,909             6.6%
Provision for Loan Losses                                        222,154               171,954            29.2
Securities Gains                                                   4,902                 5,973           (17.9)
Non-Interest Income                                              466,672               431,765             8.1
Non-Interest Expense                                             775,654               760,743             2.0
----------------------------------------------------------------------------------------------          ----------
Income Before Income Taxes                                       447,844               418,950             6.9
Income Taxes                                                     119,322               111,415             7.1
----------------------------------------------------------------------------------------------          ----------
NET INCOME                                                   $   328,522           $   307,535             6.8%
==============================================================================================          ==========
Net Income per common share - diluted                              $1.35                 $1.22            10.7%
Return on average assets                                            1.28%                 1.23%
Return on average shareholders' equity                              14.2%                 12.9%
Net interest margin                                                 4.21%                 4.11%
Efficiency ratio                                                    53.6%                 55.4%
Average loans                                                $19,828,951           $18,595,172             5.5%
Average loans - managed(2)                                   $20,988,667           $19,891,213             6.0%
Average earning assets                                       $23,257,615           $22,412,659             2.9%
Average total assets                                         $25,598,761           $24,923,610             2.0%
Average core deposits(3)                                     $14,703,245           $13,337,965            10.3%
Average core deposits - excluding CDs                        $11,287,383           $ 9,964,969            13.2%
Average shareholders' equity                                 $ 2,307,475           $ 2,381,820            (4.2)%
Net charge-offs (NCOs) - incl exited businesses              $   232,814           $   173,809            33.9%
NCOs as a % of average loans - incl exited businesses               1.17%                 0.93%
NCOs - excluding exited businesses                           $   223,000           $   158,899            40.3%
NCOs as a % of average loans - excluding
 exited businesses                                                  1.12%                 0.86%
Non-performing loans (NPLs)                                  $   128,069           $   213,262           (39.9)%
Non-performing assets (NPAs)                                 $   136,723           $   219,646           (37.8)%
NPAs as a % of total loans and other
 real estate (OREO)                                                 0.65%                 1.16%
Allowance for loan losses (ALL) as a %
 of total loans at the end of period                                1.76%                 2.05%
ALL as a % of NPLs                                                 287.7%                181.4%
ALL as a % of NPAs                                                 269.4%                176.2%

(1) Reported basis adjusted to exclude the July 2002 Merchant Services gain, the results of the Florida banking operations and the impact from the February 2002 sale, the July 2002 sale of J. Rolfe Davis Insurance Agency, Inc., and restructuring and other charges.

(2)  Includes securitized indirect auto loans.

(3) Includes non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000 and IRA deposits.

(4) Percent changes for average loans, assets, deposits, and equity are normalized for asset securitizations, loan sales, and acquisition of LeaseNet.

N.M. - Not Meaningful.

                       HUNTINGTON BANCSHARES INCORPORATED
                           QUARTERLY FINANCIAL REVIEW
                                 DECEMBER 2002

                               TABLE OF CONTENTS

Reported Basis

Consolidated Statements of Income                                                     1

Consolidated Balance Sheets                                                           2

Loans and Deposits                                                                    3

Consolidated Average Balance Sheets                                                   4

Consolidated Quarterly Net Interest Margin Analysis                                   5

Selected Quarterly Income Statement Data                                              6

Quarterly Loan Loss Reserve and Net Charge-Off Analysis                               7

Quarterly Non-Performing Assets and Past Due Loans                                    8

Quarterly Stock Summary, Capital, and Other Data                                      9

Consolidated Annual Average Balance Sheets and Net Interest Margin Analysis           10-12

Selected Annual Income Statement Data                                                 13

Annual Loan Loss Reserve and Net Charge-Off Analysis                                  14

Annual Non-Performing Assets and Past Due Loans                                       15

Operating Basis

-  Definition of Operating Basis                                                      16

-  Consolidated Statements of Income                                                  17

-  Loans and Deposits                                                                 18

-  Consolidated Quarterly Average Balance Sheets and Net Interest Margin
      Analysis                                                                        19 - 20

-  Selected Quarterly Income Statement Data                                           21

-  Selected Annual Income Statement Data                                              22

-  Loan Loss Reserve and Net Charge-Off Analysis                                      23

-  Non-Performing Assets and Past Due Loans                                           24

                       HUNTINGTON BANCSHARES INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
                                 REPORTED BASIS

THREE MONTHS ENDED DECEMBER 31,                                                              CHANGE
------------------------------------------------------------------------           --------------------------
(in thousands, except per share amounts)       2002               2001              Amount            Percent
------------------------------------------------------------------------           --------------------------
Net Interest Income                          $249,702          $ 255,238           $ (5,536)            (2.2)%
Provision for loan losses                      57,418            108,275            (50,857)           (47.0)
------------------------------------------------------------------------           --------------------------
      NET INTEREST INCOME
        AFTER PROVISION FOR LOAN LOSSES       192,284            146,963             45,321             30.8
------------------------------------------------------------------------           --------------------------
Total non-interest income                     126,021            133,097             (7,076)            (5.3)
Total non-interest expense                    202,695            242,497            (39,802)           (16.4)
------------------------------------------------------------------------           --------------------------
  INCOME BEFORE INCOME TAXES                  115,610             37,563             78,047            207.8
Income taxes                                   30,475            (28,086)            58,561           (208.5)
------------------------------------------------------------------------           --------------------------
      NET INCOME                             $ 85,135          $  65,649           $ 19,486             29.7%
========================================================================           ==========================

PER COMMON SHARE
  Net income
    Basic                                       $0.36              $0.26              $0.10             38.5%
    Diluted                                     $0.36              $0.26              $0.10             38.5%

  Cash dividends declared                       $0.16              $0.16              $  --               --%

AVERAGE COMMON SHARES
    Basic                                     233,581            251,193            (17,612)            (7.0)%
    Diluted                                   235,083            251,858            (16,775)            (6.7)%

-------------------------------------------------------------------------------------------------------------


TWELVE MONTHS ENDED DECEMBER 31,                                                            CHANGE
------------------------------------------------------------------------           -------------------------
(in thousands, except per share amounts)       2002              2001               Amount           Percent
------------------------------------------------------------------------           -------------------------
Net Interest Income                          $983,802         $  996,182           $ (12,380)          (1.2)%
Provision for loan losses                     227,340            308,793             (81,453)         (26.4)
------------------------------------------------------------------------           -------------------------
      NET INTEREST INCOME
        AFTER PROVISION FOR LOAN LOSSES       756,462            687,389              69,073           10.0
------------------------------------------------------------------------           -------------------------
Total non-interest income                     684,811            509,480             175,331           34.4
Total non-interest expense                    852,048          1,023,587            (171,539)         (16.8)
------------------------------------------------------------------------           -------------------------
      INCOME BEFORE INCOME TAXES              589,225            173,282             415,943          240.0
Income taxes                                  226,000             (5,239)            231,239           N.M.
------------------------------------------------------------------------           -------------------------
      NET INCOME                             $363,225         $  178,521           $ 184,704          103.5%
========================================================================           =========================

PER COMMON SHARE
  Net income
    Basic                                       $1.50              $0.71           $    0.79          111.3%
    Diluted                                     $1.49              $0.71           $    0.78          109.9%

  Cash dividends declared                       $0.64              $0.72           $   (0.08)         (11.1)%

AVERAGE COMMON SHARES
    Basic                                     242,279            251,078              (8,799)          (3.5)%
    Diluted                                   244,012            251,716              (7,704)          (3.1)%

N.M. - Not Meaningful.

                       HUNTINGTON BANCSHARES INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                 REPORTED BASIS


------------------------------------------------------------------------------------------------    -----------------------------
                                                                                                     Change December '02 vs. '01
                                                                 DECEMBER 31,       December 31,    -----------------------------
(in thousands)                                                      2002               2001            Amount             Percent
------------------------------------------------------------------------------------------------    -----------------------------
ASSETS
Cash and due from banks                                          $   969,483        $ 1,138,366     $  (168,883)          (14.8)%
Interest bearing deposits in banks                                    37,300             21,205          16,095            75.9
Trading account securities                                               241             13,392         (13,151)          (98.2)
Federal funds sold and securities
 purchased under resale agreements                                    49,280             83,275         (33,995)          (40.8)
Loans held for sale                                                  528,379            629,386        (101,007)          (16.0)
Securities available for sale - at fair value                      3,403,369          2,849,579         553,790            19.4
Investment securities - fair value $7,725
 and $12,499, respectively                                             7,546             12,322          (4,776)          (38.8)
Total loans (1)                                                   20,955,925         21,601,873        (645,948)           (3.0)
  Less allowance for loan losses                                     368,395            410,572         (42,177)          (10.3)
------------------------------------------------------------------------------------------------    -----------------------------
Net loans                                                         20,587,530         21,191,301        (603,771)           (2.8)
------------------------------------------------------------------------------------------------    -----------------------------
Bank owned life insurance                                            886,214            843,183          43,031             5.1
Premises and equipment                                               341,366            452,036        (110,670)          (24.5)
Goodwill and other intangible assets                                 218,567            716,054        (497,487)          (69.5)
Customers' acceptance liability                                       16,745             13,670           3,075            22.5
Accrued income and other assets                                      532,690            536,390          (3,700)           (0.7)
------------------------------------------------------------------------------------------------    -----------------------------
TOTAL ASSETS                                                     $27,578,710        $28,500,159     $  (921,449)           (3.2)%
================================================================================================    =============================

LIABILITIES AND SHAREHOLDERS' EQUITY
Total deposits(1)                                                $17,499,326        $20,187,304     $(2,687,978)          (13.3)%
Short-term borrowings                                              2,541,016          1,955,926         585,090            29.9
Bank acceptances outstanding                                          16,745             13,670           3,075            22.5
Medium-term notes                                                  2,045,123          1,795,002         250,121            13.9
Federal Home Loan Bank Advances                                    1,013,000             17,000         996,000            N.M.
Subordinated notes and other long-term debt                          788,678            927,330        (138,652)          (15.0)
Company obligated mandatorily redeemable preferred
 capital securities of subsidiary trusts holding solely
 junior subordinated debentures of the Parent Company                300,000            300,000              --              --
Accrued expenses and other liabilities                             1,070,991            887,487         183,504            20.7
------------------------------------------------------------------------------------------------    -----------------------------
  Total Liabilities                                               25,274,879         26,083,719        (808,840)           (3.1)
================================================================================================    =============================
Shareholders' equity
  Preferred stock - authorized 6,617,808 shares;
   none outstanding                                                       --                 --              --              --
  Common stock - without par value; authorized
   500,000,000 shares; issued 257,866,255
   shares; outstanding 232,878,851 and
   251,193,814 shares, respectively                                2,484,421          2,490,724          (6,303)           (0.3)
  Less 24,987,404 and 6,672,441
   treasury shares, respectively                                    (475,399)          (123,849)       (351,550)           N.M.
  Accumulated other comprehensive income                              62,300             25,488          36,812            N.M.
  Retained earnings                                                  232,509             24,077         208,432            N.M.
------------------------------------------------------------------------------------------------    -----------------------------
  Total Shareholders' Equity                                       2,303,831          2,416,440        (112,609)           (4.7)
------------------------------------------------------------------------------------------------    -----------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $27,578,710        $28,500,159     $  (921,449)           (3.2)%
================================================================================================    =============================

(1)  See Page 3 for detail of Loans and Deposits.
     N.M. - Not Meaningful.

                       HUNTINGTON BANCSHARES INCORPORATED
                               LOANS AND DEPOSITS
                                 REPORTED BASIS

LOAN PORTFOLIO COMPOSITION BY LOAN TYPE AND BY BUSINESS SEGMENT
--------------------------------------------------------------------------------------------------------------------
(in thousands)
                                                                 DECEMBER 31, 2002              DECEMBER 31, 2001
--------------------------------------------------------------------------------------       -----------------------
BY LOAN TYPE                                                     BALANCE           %          BALANCE            %
--------------------------------------------------------------------------------------------------------------------
Commercial                                                     $ 5,874,144        28.0       $ 6,439,372        29.8
Commercial real estate                                           3,462,299        16.5         3,818,441        17.7
--------------------------------------------------------------------------------------------------------------------
  Total Commercial and Commercial Real Estate                    9,336,443        44.5        10,257,813        47.5
--------------------------------------------------------------------------------------------------------------------
Consumer
  Auto leases - Indirect (unearned income $431,340 and
   $500,430, respectively)                                       3,203,421        15.3         3,207,514        14.8
  Auto loans - Indirect                                          3,072,017        14.7         2,883,279        13.3
  Home equity                                                    3,200,169        15.3         3,582,028        16.6
  Residential mortgage                                           1,748,985         8.3         1,127,825         5.2
  Other loans                                                      394,890         1.9           543,414         2.6
--------------------------------------------------------------------------------------------------------------------
  Total Consumer                                                11,619,482        55.5        11,344,060        52.5
--------------------------------------------------------------------------------------------------------------------
     TOTAL LOANS                                               $20,955,925       100.0       $21,601,873       100.0
====================================================================================================================
TOTAL LOANS BY BUSINESS SEGMENT
Regional Banking
  Central Ohio/West Virginia                                   $ 4,823,759        23.0       $ 4,264,143        19.7
  Northern Ohio                                                  2,607,021        12.4         2,694,081        12.5
  Southern Ohio/Kentucky                                         1,505,686         7.2         1,327,355         6.1
  West Michigan                                                  1,871,478         8.9         1,837,094         8.5
  East Michigan                                                  1,191,817         5.7           936,899         4.3
  Indiana                                                          682,666         3.3           695,354         3.2
--------------------------------------------------------------------------------------------------------------------
     Total Regional Banking                                     12,682,427        60.5        11,754,926        54.3
--------------------------------------------------------------------------------------------------------------------
Dealer Sales                                                     7,022,059        33.5         6,239,117        29.0
Private Financial Group                                          1,061,528         5.1           762,771         3.5
Treasury/Other                                                     189,911         0.9           121,534         0.6
--------------------------------------------------------------------------------------------------------------------
     TOTAL LOANS EXCLUDING FLORIDA                              20,955,925       100.0        18,878,348        87.4
--------------------------------------------------------------------------------------------------------------------
Florida                                                                 --          --         2,723,525        12.6
--------------------------------------------------------------------------------------------------------------------
     TOTAL LOANS                                               $20,955,925       100.0       $21,601,873       100.0
====================================================================================================================

DEPOSIT COMPOSITION BY DEPOSIT TYPE AND BY BUSINESS SEGMENT
--------------------------------------------------------------------------------------------------------------------
(in thousands)
                                                                  DECEMBER 31, 2002             DECEMBER 31, 2001
--------------------------------------------------------------------------------------       -----------------------
BY DEPOSIT TYPE                                                  BALANCE           %           BALANCE           %
--------------------------------------------------------------------------------------------------------------------
Demand deposits
  Non-interest bearing                                         $ 3,073,869        17.6       $ 3,635,173        18.0
  Interest bearing                                               5,374,095        30.7         5,723,160        28.4
Savings deposits                                                 2,851,158        16.3         3,466,305        17.2
Other domestic time deposits                                     3,956,306        22.6         5,868,451        29.1
--------------------------------------------------------------------------------------------------------------------
     TOTAL CORE DEPOSITS(1)                                     15,255,428        87.2        18,693,089        92.7
--------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more                         731,959         4.2         1,130,563         5.6
Brokered time deposits and negotiable CDs                        1,092,754         6.2           137,915         0.7
Foreign time deposits                                              419,185         2.4           225,737         1.0
--------------------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                            $17,499,326       100.0       $20,187,304       100.0
====================================================================================================================

TOTAL DEPOSITS BY BUSINESS SEGMENT
Regional Banking
  Central Ohio/West Virginia                                   $ 5,361,228        30.6       $ 5,217,459        25.8
  Northern Ohio                                                  3,602,085        20.6         3,255,847        16.1
  Southern Ohio/Kentucky                                         1,365,225         7.8         1,290,832         6.4
  West Michigan                                                  2,401,866        13.7         2,226,500        11.0
  East Michigan                                                  1,962,081        11.2         1,895,470         9.4
  Indiana                                                          612,585         3.5           577,699         2.9
--------------------------------------------------------------------------------------------------------------------
     Total Regional Banking                                     15,305,070        87.4        14,463,807        71.6
--------------------------------------------------------------------------------------------------------------------
Dealer Sales                                                        58,651         0.3            82,684         0.4
Private Financial Group                                            924,145         5.3           716,693         3.6
Treasury/Other(2)                                                1,211,460         7.0           256,201         1.3
--------------------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS EXCLUDING FLORIDA                           17,499,326       100.0        15,519,385        76.9
--------------------------------------------------------------------------------------------------------------------
Florida                                                                 --          --         4,667,919        23.1
--------------------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                            $17,499,326       100.0       $20,187,304       100.0
====================================================================================================================

(1) Core deposits include non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000, and IRA deposits.

(2)  Comprised largely of brokered deposits and negotiable CDs.

HUNTINGTON BANCSHARES INCORPORATED
-------------------------------------------------------------------------------
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
REPORTED BASIS
(in millions)

                                                                       2002                                2001
-----------------------------------------------------------------------------------------   -------------------------------------
Fully Tax Equivalent Basis (1)                      FOURTH     Third    Second     First     Fourth    Third    Second     First
---------------------------------------------------------------------------------------------------------------------------------
ASSETS

Interest bearing deposits in banks                  $    34   $    35   $    29   $    34   $    14   $     5   $     5   $     5
Trading account securities                                9         7         6         5         8         8        39        48
Federal funds sold and securities purchased
 under resale agreements                                 83        76        68        62        86        86        93       164
Mortgages held for sale                                 467       267       174       381       433       344       420       240
Securities:
  Taxable                                             3,029     2,953     2,735     2,713     2,720     2,896     3,368     3,606
  Tax exempt                                            234       108        96       101       108       140       201       248
---------------------------------------------------------------------------------------------------------------------------------
    Total Securities                                  3,263     3,061     2,831     2,814     2,828     3,036     3,569     3,854
---------------------------------------------------------------------------------------------------------------------------------
Loans:
  Commercial                                          5,696     5,502     5,614     6,045     6,491     6,681     6,741     6,678
  Real Estate (2)
    Construction                                      1,071     1,248     1,259     1,291     1,333     1,236     1,170     1,145
    Commercial                                        2,459     2,316     2,233     2,364     2,397     2,346     2,294     2,324
  Consumer
    Auto leases - Indirect                            3,210     3,172     3,113     3,166     3,229     3,243     3,222     3,117
    Auto loans - Indirect                             2,969     2,793     2,597     2,730     2,903     2,806     2,575     2,499
    Home equity                                       3,168     3,062     2,911     3,209     3,554     3,456     3,344     3,239
    Residential mortgage                              1,702     1,492     1,390     1,185     1,051     1,006     1,075     1,078
    Other loans                                         397       404       413       482       554       574       600       624
---------------------------------------------------------------------------------------------------------------------------------
    Total Consumer                                   11,446    10,923    10,424    10,772    11,291    11,085    10,816    10,557
---------------------------------------------------------------------------------------------------------------------------------
Total Loans                                          20,672    19,989    19,530    20,472    21,512    21,348    21,021    20,704
---------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses                               421       406       400       415       393       358       316       307
---------------------------------------------------------------------------------------------------------------------------------
Net loans                                            20,251    19,583    19,130    20,057    21,119    20,990    20,705    20,397
---------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                 24,528    23,435    22,638    23,768    24,881    24,827    25,147    25,015
---------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                 717       763       722       819       876       910       910       952
Intangible assets                                       225       202       213       536       720       732       741       749
All other assets                                      1,806     1,784     1,784     1,836     1,893     1,877     1,867     1,830
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                        $26,855   $25,778   $24,957   $26,544   $27,977   $27,988   $28,349   $28,239
=================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Core deposits
  Non-interest bearing deposits                     $ 2,955   $ 2,868   $ 2,739   $ 3,041   $ 3,406   $ 3,341   $ 3,252   $ 3,213
  Interest bearing demand deposits                    5,305     5,269     4,920     5,148     5,519     5,096     4,799     4,597
  Savings deposits                                    2,746     2,766     2,808     3,097     3,388     3,472     3,547     3,505
  Other domestic time deposits                        4,002     4,167     4,226     5,015     5,923     5,940     5,718     5,950
---------------------------------------------------------------------------------------------------------------------------------
    Total core deposits                              15,008    15,070    14,693    16,301    18,236    17,849    17,316    17,265
---------------------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more              735       777       844     1,052     1,199     1,262     1,294     1,368
Brokered time deposits and negotiable CDs             1,057       907       649       302       109       120       118       167
Foreign time deposits                                   409       370       296       270       230       257       377       267
---------------------------------------------------------------------------------------------------------------------------------
    Total deposits                                   17,209    17,124    16,482    17,925    19,774    19,488    19,105    19,067
---------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                 2,515     2,108     1,886     1,998     1,907     2,140     2,759     2,504
Medium-term notes                                     1,832     1,752     1,910     1,967     1,863     1,990     2,005     2,240
Federal Home Loan Bank advances                         848       228        14        17        17        17        18        24
Subordinated notes and other long-term debt,
 including preferred capital securities               1,147     1,215     1,215     1,216     1,166     1,167     1,162     1,147
---------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities               20,596    19,559    18,768    20,082    21,321    21,461    21,797    21,769
---------------------------------------------------------------------------------------------------------------------------------
All other liabilities                                 1,063     1,073     1,107     1,051       889       811       897       869
Shareholders' equity                                  2,241     2,278     2,343     2,370     2,361     2,375     2,403     2,388
---------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $26,855   $25,778   $24,957   $26,544   $27,977   $27,988   $28,349   $28,239
=================================================================================================================================


(1)  Fully tax equivalent yields are calculated assuming a 35% tax rate.

(2) Third quarter 2002 includes reclassification of $186 million in construction loans to commercial real estate due to September 2002 correction of an error involving construction loans with original maturities over 5 years. In addition, residential construction loans have been reclassified from Real Estate - Construction to Residential mortgage loans.

HUNTINGTON BANCSHARES INCORPORATED
-------------------------------------------------------------------------------
CONSOLIDATED QUARTERLY NET INTEREST MARGIN ANALYSIS
REPORTED BASIS
(in millions)

                                                                                   AVERAGE RATES (3)
                                                    -----------------------------------------------------------------------------
                                                                        2002                               2001
-----------------------------------------------------------------------------------------   -------------------------------------
Fully Tax Equivalent Basis (1)                      FOURTH     Third    Second     First     Fourth    Third    Second     First
---------------------------------------------------------------------------------------------------------------------------------

ASSETS

Interest bearing deposits in banks                   1.93%     2.06%     2.44%    2.02%      2.09%     3.75%     5.09%     5.24%
Trading account securities                           3.37      4.95      5.37      2.79      3.59      3.83      5.15      5.52
Federal funds sold and securities purchased
 under resale agreements                             1.83      1.40      1.51      1.43      2.18      3.20      4.21      5.78

Mortgages held for sale                              5.84      6.57      7.07      6.51      6.64      7.18      6.96      7.19
Securities:
  Taxable                                            5.53      6.01      6.33      6.43      6.62      6.71      6.26      6.72
  Tax exempt                                         7.15      7.52      7.69      7.76      7.81      7.38      7.26      7.55
-------------------------------------------------------------------------------------------------------------------------------
    Total Securities                                 5.64      6.07      6.37      6.48      6.66      6.75      6.32      6.77
-------------------------------------------------------------------------------------------------------------------------------
Loans: (2)
  Commercial                                         5.74      5.86      5.84      5.75      6.16      7.19      7.78      8.55
  Real Estate
    Construction                                     4.26      4.70      5.14      4.99      5.66      6.97      8.02      8.69
    Commercial                                       5.96      6.31      6.54      6.80      6.96      7.67      7.98      8.41
  Consumer
    Auto leases - Indirect                           7.02      7.69      7.58      7.51      7.59      7.89      7.89      7.92
    Auto loans - Indirect                            8.53      8.92      9.07      9.00      9.34      9.54      9.88      9.89
    Home equity                                      5.82      5.96      6.05      6.56      7.50      8.13      8.85      9.38
    Residential mortgage                             5.69      5.96      6.21      6.62      7.11      7.51      7.74      7.91
    Other loans                                      8.14      8.58      8.62      8.59      9.59      9.33      9.45      9.53
-------------------------------------------------------------------------------------------------------------------------------
    Total Consumer                                   6.92      7.32      7.38      7.56      8.07      8.43      8.73      8.93
-------------------------------------------------------------------------------------------------------------------------------
Total Loans                                          6.34      6.64      6.70      6.77      7.22      7.87      8.31      8.74
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                 6.22%     6.54%     6.64%     6.71%     7.13%     7.71%     7.98%     8.39%
-------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Core deposits
  Non-interest bearing deposits
  Interest bearing demand deposits                   1.57%     1.77%     1.84%     1.80%     2.00%     2.74%     2.87%     3.29%
  Savings deposits                                   1.73      1.81      1.83      1.87      2.11      3.00      3.42      3.85
  Other domestic time deposits                       4.26      4.40      4.51      4.88      5.19      5.52      5.83      6.01
-------------------------------------------------------------------------------------------------------------------------------
    Total core deposits                              2.50      2.68      2.78      2.98      3.30      3.94      4.21      4.58
-------------------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more           3.29      3.29      3.33      3.58      4.68      4.82      5.33      5.97
Brokered time deposits and negotiable CDs            2.25      2.37      2.48      2.48      3.55      4.42      5.57      6.37
Foreign time deposits                                1.29      1.43      1.38      1.91      1.99      3.39      4.11      5.45
-------------------------------------------------------------------------------------------------------------------------------
    Total deposits                                   2.49      2.66      2.77      2.99      3.38      4.00      4.31      4.73
-------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                1.86      1.88      1.97      2.36      2.65      3.69      4.37      5.37
Medium-term notes                                    3.26      3.37      3.21      3.43      4.58      6.12      6.59      6.64
Federal Home Loan Bank advances                      1.84      2.04      5.97      6.10      6.10      6.10      6.15      6.29
Subordinated notes and other long-term debt,
 including preferred capital securities              3.80      3.99      4.03      4.12      4.94      5.17      5.96      6.83
-------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities               2.53%     2.73%     2.82%     3.04%     3.51%     4.23%     4.62%     5.12%
-------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread                             3.69%     3.81%     3.82%     3.67%     3.62%     3.48%     3.36%     3.27%
Impact of non-interest bearing funds on margin       0.38      0.45      0.48      0.47      0.49      0.56      0.61      0.66
-------------------------------------------------------------------------------------------------------------------------------
NET INTEREST MARGIN                                  4.07%     4.26%     4.30%     4.14%     4.11%     4.04%     3.97%     3.93%
=================================================================================================================================

(1)  Fully tax equivalent yields are calculated assuming a 35% tax rate.

(2)  Individual loan components include applicable fees.

(3)  Loan and deposit average rates include impact of applicable derivatives.

                       HUNTINGTON BANCSHARES INCORPORATED
                    SELECTED QUARTERLY INCOME STATEMENT DATA
                                 REPORTED BASIS

                                                                        2002
---------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)             FOURTH       Third      Second       First
---------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                 $249,702    $249,416    $241,859    $242,825
Provision for loan losses                             57,418      60,249      53,892      55,781
---------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                           192,284     189,167     187,967     187,044
---------------------------------------------------------------------------------------------------
Service charges on deposit accounts                   41,177      37,460      35,354      38,530
Brokerage and insurance income                        16,431      13,943      17,677      18,792
Trust services                                        15,306      14,997      16,247      15,501
Bank Owned Life Insurance income                      11,443      11,443      11,443      11,676
Mortgage banking                                      11,410       6,289      10,725      19,565
Other service charges and fees                        10,890      10,837      10,529      10,632
Other                                                 17,025      18,723      15,039      10,931
---------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME BEFORE GAIN ON SALE
 OF FLORIDA OPERATIONS, MERCHANT SERVICES GAIN,
 AND SECURITIES GAINS (LOSSES)                       123,682     113,692     117,014     125,627
Gain on sale of Florida operations                        --          --          --     175,344
Merchant Services gain                                    --      24,550          --          --
Securities gains (losses)                              2,339       1,140         966         457
---------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                            126,021     139,382     117,980     301,428
---------------------------------------------------------------------------------------------------
Personnel costs                                      113,852     107,477     105,146     114,285
Equipment                                             17,337      17,378      16,659      16,949
Outside data processing and other services            17,209      15,128      16,592      18,439
Net occupancy                                         13,454      14,815      14,756      17,239
Professional services                                  8,026       6,083       6,267       5,401
Marketing                                              6,186       7,491       7,231       7,003
Telecommunications                                     5,714       5,609       5,320       6,018
Printing and supplies                                  3,999       3,679       3,683       3,837
Franchise and other taxes                              2,532       2,283       2,313       2,328
Amortization of intangible assets                        204         204         235       1,376
Other                                                 14,182      13,576      13,858      14,511
---------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE BEFORE SPECIAL CHARGES    202,695     193,723     192,060     207,386
Special charges                                           --          --          --      56,184
---------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE AFTER SPECIAL CHARGES     202,695     193,723     192,060     263,570
---------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                           115,610     134,826     113,887     224,902
Income taxes                                          30,475      36,703      31,647     127,175
---------------------------------------------------------------------------------------------------
NET INCOME                                          $ 85,135    $ 98,123    $ 82,240    $ 97,727
===================================================================================================

PER COMMON SHARE
  Net Income - Diluted                              $   0.36    $   0.41    $   0.33    $   0.39
  Cash Dividends Declared                           $   0.16    $   0.16    $   0.16    $   0.16

RETURN ON:
  Average total assets                                  1.26%       1.51%       1.32%       1.49%
  Average total shareholders' equity                    15.1%       17.1%       14.1%       16.7%
Net interest margin (2)                                 4.07%       4.26%       4.30%       4.14%
Efficiency ratio (3)                                    54.0%       53.1%       53.3%       55.7%

REVENUE - FULLY TAXABLE EQUIVALENT (FTE)
Net Interest Income                                 $249,702    $249,416    $241,859    $242,825
Tax Equivalent Adjustment (2)                          1,869       1,096       1,071       1,169
---------------------------------------------------------------------------------------------------
Net Interest Income                                  251,571     250,512     242,930     243,994
Non-Interest Income                                  126,021     139,382     117,980     301,428
---------------------------------------------------------------------------------------------------
TOTAL REVENUE                                       $377,592    $389,894    $360,910    $545,422
===================================================================================================
TOTAL REVENUE EXCLUDING SECURITIES GAINS (LOSSES)   $375,253    $388,754    $359,944    $544,965
===================================================================================================
                                                                         2001
--------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)            Fourth        Third         Second        First
--------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                $255,238      $249,787      $248,033      $243,124
Provision for loan losses                           108,275        49,559       117,495        33,464
--------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                          146,963       200,228       130,538       209,660
--------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                  42,753        41,719        40,673        38,907
Brokerage and insurance income                       20,966        19,912        19,388        18,768
Trust services                                       15,321        15,485        15,178        14,314
Bank Owned Life Insurance income                      9,560         9,560         9,561         9,560
Mortgage banking                                     15,768        14,616        18,733        10,031
Other service charges and fees                       12,552        12,350        12,217        11,098
Other                                                16,088        15,755        14,956        12,968
--------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME BEFORE GAIN ON SALE
 OF FLORIDA OPERATIONS, MERCHANT SERVICES GAIN,
 AND SECURITIES GAINS (LOSSES)                      133,008       129,397       130,706       115,646
Gain on sale of Florida operations                       --            --            --            --
Merchant Services gain                                   --            --            --            --
Securities gains (losses)                                89         1,059        (2,503)        2,078
--------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                           133,097       130,456       128,203       117,724
--------------------------------------------------------------------------------------------------------
Personnel costs                                     118,143       120,767       122,068       117,662
Equipment                                            20,593        20,151        19,844        19,972
Outside data processing and other services           17,992        17,375        17,671        16,654
Net occupancy                                        19,950        19,266        18,188        19,780
Professional services                                 6,235         5,912         6,763         4,969
Marketing                                             6,345         6,921         7,852         9,939
Telecommunications                                    6,793         6,859         7,207         7,125
Printing and supplies                                 4,293         4,450         4,565         5,059
Franchise and other taxes                             2,893         2,470         2,246         2,120
Amortization of intangible assets                    10,100        10,114        10,435        10,576
Other                                                14,017        14,605        16,457        20,234
--------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE BEFORE SPECIAL CHARGES   227,354       228,890       233,296       234,090
Special charges                                      15,143        50,817        33,997            --
--------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE AFTER SPECIAL CHARGES    242,497       279,707       267,293       234,090
---------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                           37,563        50,977        (8,552)       93,294
Income taxes                                        (28,086)(1)     8,348       (10,929)       25,428
--------------------------------------------------------------------------------------------------------
NET INCOME                                         $ 65,649      $ 42,629      $  2,377      $ 67,866
--------------------------------------------------------------------------------------------------------

PER COMMON SHARE
  Net Income - Diluted                             $   0.26      $   0.17      $   0.01      $   0.27
  Cash Dividends Declared                          $   0.16      $   0.16      $   0.20      $   0.20

RETURN ON:
  Average total assets                                 0.93%         0.60%         0.03%         0.97%
  Average total shareholders' equity                   11.0%          7.1%          0.4%        11.53%
Net interest margin (2)                                4.11%         4.04%         3.97%         3.93%
Efficiency ratio (3)                                   55.8%         57.5%         58.6%         53.9%

REVENUE - FULLY TAXABLE EQUIVALENT (FTE)
Net Interest Income                                $255,238      $249,787      $248,033      $243,124
Tax Equivalent Adjustment (2)                         1,292         1,442         1,616         2,002
--------------------------------------------------------------------------------------------------------
Net Interest Income                                 256,530       251,229       249,649       245,126
Non-Interest Income                                 133,097       130,456       128,203       117,724
--------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                      $389,627      $381,685      $377,852      $362,850
========================================================================================================
TOTAL REVENUE EXCLUDING SECURITIES GAINS (LOSSES)  $389,538      $380,626      $380,355      $360,772
========================================================================================================

(1) Reflects a $32.5 million reduction related to the issuance of $400 million of REIT subsidiary preferred stock, of which $50 million was issued to the public.

(2)  Calculated assuming a 35% tax rate.

(3)  Excludes gain on sale of Florida operations and special charges.

                       HUNTINGTON BANCSHARES INCORPORATED
             QUARTERLY LOAN LOSS RESERVE AND NET CHARGE-OFF ANALYSIS
                                 REPORTED BASIS

                                                                           2002
-----------------------------------------------------------------------------------------------------------
(in thousands)                                        FOURTH         Third        Second          First
-----------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, BEGINNING
 OF PERIOD                                           $ 408,378     $ 393,011     $ 386,053     $ 410,572

Loan losses                                           (108,238)      (56,591)      (57,482)      (67,527)
Recoveries of loans previously charged off              13,300        12,891        12,582        11,746
-----------------------------------------------------------------------------------------------------------
  Net loan losses                                      (94,938)      (43,700)      (44,900)      (55,781)
-----------------------------------------------------------------------------------------------------------
Provision for loan losses                               57,418        60,249        53,892        55,781
Allowance of assets purchased / (sold)                      --         1,264            --       (22,297)
Allowance of securitized loans                          (2,463)       (2,446)       (2,034)       (2,222)
-----------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, END OF PERIOD             $ 368,395     $ 408,378     $ 393,011     $ 386,053
===========================================================================================================

Allowance for loan losses as a % of total loans           1.76%         2.00%         2.00%         2.00%
Allowance for loan losses as a % of non-
 performing loans                                        287.7%        200.7%        185.3%        175.9%
Allowance for loan losses as a % of non-
 performing assets                                       269.4%        190.7%        176.1%        171.2%


NET CHARGE-OFFS BY LOAN TYPE

Commercial                                           $  59,725     $  16,808     $  21,468     $  19,527
Commercial real estate                                   7,536         4,085         2,037         3,983
-----------------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate           67,261        20,893        23,505        23,510
-----------------------------------------------------------------------------------------------------------
Consumer
  Auto leases                                           12,510        10,117         8,401        12,809
  Auto loans                                             8,778         6,869         5,733        10,217
-----------------------------------------------------------------------------------------------------------
     Total auto leases and loans                        21,288        16,986        14,134        23,026
-----------------------------------------------------------------------------------------------------------
  Home equity                                            3,526         2,934         3,096         3,950
  Residential mortgage                                      72           123           555           122
  Other loans                                              967           907         1,225         1,425
-----------------------------------------------------------------------------------------------------------
     Total consumer                                     25,853        20,950        19,010        28,523
-----------------------------------------------------------------------------------------------------------
Total net charge-offs, excluding exited businesses      93,114        41,843        42,515        52,033
Net charge-offs related to exited businesses             1,824         1,857         2,385         3,748
-----------------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS - INCLUDING EXITED
 BUSINESSES                                          $  94,938     $  43,700     $  44,900     $  55,781
===========================================================================================================

NET CHARGE-OFFS - ANNUALIZED PERCENTAGES

Commercial                                                4.19%         1.21%         1.53%         1.31%
Commercial real estate                                    0.85          0.45          0.23          0.44
-----------------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate             2.92          0.91          1.04          0.98
-----------------------------------------------------------------------------------------------------------

Consumer
  Auto leases                                             1.56          1.27          1.08          1.64
  Auto loans                                              1.21          1.01          0.92          1.59
-----------------------------------------------------------------------------------------------------------
     Total auto leases and loans                          1.39          1.15          1.01          1.62
-----------------------------------------------------------------------------------------------------------
  Home equity                                             0.45          0.38          0.43          0.50
  Residential mortgage                                    0.02          0.03          0.16          0.04
  Other loans                                             0.99          0.91          1.22          1.23
-----------------------------------------------------------------------------------------------------------
     Total consumer                                       0.91          0.77          0.74          1.09
-----------------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS - EXCLUDING EXITED
 BUSINESSES                                               1.81          0.83          0.88          1.04
Net charge-offs related to exited businesses              0.03          0.04          0.04          0.07
-----------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS AS A % OF AVERAGE LOANS -
 INCLUDING EXITED BUSINESSES (1)                          1.84%         0.87%         0.92%         1.11%
===========================================================================================================
                                                                           2001
-----------------------------------------------------------------------------------------------------------
(in thousands)                                         Fourth        Third         Second         First
-----------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, BEGINNING
 OF PERIOD                                           $ 360,446     $ 352,243     $ 301,777     $ 297,880

Loan losses                                            (66,808)      (49,386)      (75,472)      (35,649)
Recoveries of loans previously charged off              10,662         9,643        10,007         7,556
-----------------------------------------------------------------------------------------------------------
  Net loan losses                                      (56,146)      (39,743)      (65,465)      (28,093)
-----------------------------------------------------------------------------------------------------------
Provision for loan losses                              108,275        49,559       117,495        33,464
Allowance of assets purchased / (sold)                      --            --            --            --
Allowance of securitized loans                          (2,003)       (1,613)       (1,564)       (1,474)
-----------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, END OF PERIOD             $ 410,572     $ 360,446     $ 352,243     $ 301,777
===========================================================================================================

Allowance for loan losses as a % of total loans           1.90%         1.67%         1.67%         1.45%
Allowance for loan losses as a % of non-
 performing loans                                        185.7%        178.4%        225.7%        272.2%
Allowance for loan losses as a % of non-
 performing assets                                       180.5%        171.6%        212.2%        241.6%


NET CHARGE-OFFS BY LOAN TYPE

Commercial                                           $  22,555     $   9,474     $  13,190     $   6,781
Commercial real estate                                     797             3         1,624         1,305
-----------------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate           23,352         9,477        14,814         8,086
-----------------------------------------------------------------------------------------------------------

Consumer
  Auto leases                                           12,634        10,395        17,535         6,813
  Auto loans                                            10,183         6,524        22,783         8,790
-----------------------------------------------------------------------------------------------------------
     Total auto leases and loans                        22,817        16,919        40,318        15,603
-----------------------------------------------------------------------------------------------------------
  Home equity                                            4,153         4,866         2,935         2,634
  Residential mortgage                                     376           109           241            59
  Other loans                                            1,820         1,186         3,061         1,711
-----------------------------------------------------------------------------------------------------------
     Total consumer                                     29,166        23,080        46,555        20,007
-----------------------------------------------------------------------------------------------------------
Total net charge-offs, excluding exited businesses      52,518        32,557        61,369        28,093
Net charge-offs related to exited businesses             3,628         7,186         4,096            --
-----------------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS - INCLUDING EXITED
 BUSINESSES                                          $  56,146     $  39,743     $  65,465     $  28,093
===========================================================================================================

NET CHARGE-OFFS - ANNUALIZED PERCENTAGES

Commercial                                                1.38%         0.56%         0.79%         0.41%
Commercial real estate                                    0.08            --          0.19          0.15
-----------------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate             0.91          0.37          0.66          0.32
-----------------------------------------------------------------------------------------------------------
Consumer
  Auto leases                                             1.55          1.27          2.18          0.89
  Auto loans                                              1.46          0.98          3.83          1.43
-----------------------------------------------------------------------------------------------------------
     Total auto leases and loans                          1.51          1.14          2.88          1.13
-----------------------------------------------------------------------------------------------------------
  Home equity                                             0.46          0.56          0.35          0.33
  Residential mortgage                                    0.14          0.04          0.09          0.02
  Other loans                                             1.35          0.85          2.15          1.11
-----------------------------------------------------------------------------------------------------------
     Total consumer                                       1.04          0.84          1.76          0.77
-----------------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS - EXCLUDING EXITED
 BUSINESSES                                               0.98          0.61          1.18          0.55
Net charge-offs related to exited businesses              0.06          0.13          0.07            --
-----------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS AS A % OF AVERAGE LOANS -
 INCLUDING EXITED BUSINESSES (1)                          1.04%         0.74%         1.25%         0.55%
===========================================================================================================

(1)  Exited businesses include Second Tier auto and Truck and Equipment lending.

                       HUNTINGTON BANCSHARES INCORPORATED
               QUARTERLY NON-PERFORMING ASSETS AND PAST DUE LOANS
                                 REPORTED BASIS

                                                            2002                                           2001
-----------------------------------------------------------------------------------   ----------------------------------------------
(in thousands)                          FOURTH      Third       Second       First     Fourth       Third      Second       First
------------------------------------------------------------------------------------------------------------------------------------
Non-accrual loans:
  Commercial                           $ 91,861    $147,392    $156,252    $162,959    $159,637    $148,177    $116,044    $ 62,716
  Commercial real estate                 26,765      47,537      45,795      43,295      48,360      40,882      26,870      34,893
  Residential mortgage                    9,443       8,488       8,776      11,896      11,836      11,666      11,868      11,949
------------------------------------------------------------------------------------------------------------------------------------
Total Nonaccrual Loans                  128,069     203,417     210,823     218,150     219,833     200,725     154,782     109,558
Renegotiated loans                           --          37       1,268       1,268       1,276       1,286       1,290       1,297
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS              128,069     203,454     212,091     219,418     221,109     202,011     156,072     110,855
Other real estate, net                    8,654      10,675      11,146       6,112       6,384       8,050       9,913      14,031
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS            $136,723    $214,129    $223,237    $225,530    $227,493    $210,061    $165,985    $124,886
====================================================================================================================================
Non-performing loans as a %
 of total loans                            0.61%       0.99%       1.08%       1.13%       1.02%       0.94%       0.74%       0.53%
Non-performing assets as a %
 of total loans and other
 real estate                               0.65%       1.05%       1.14%       1.17%       1.05%       0.97%       0.79%       0.60%
ACCRUING LOANS PAST DUE 90 DAYS
 OR MORE                               $ 73,122    $ 68,262    $ 58,449    $ 61,746    $ 91,635    $ 92,791    $ 67,077    $102,658
====================================================================================================================================


                                                   2002                                               2001
------------------------------------------------------------------------------   ---------------------------------------------------
(in thousands)                 FOURTH       Third       Second        First       Fourth       Third        Second         First
------------------------------------------------------------------------------------------------------------------------------------
NON-PERFORMING ASSETS,
 BEGINNING OF PERIOD         $214,129     $223,237     $225,530     $227,493     $210,061     $165,985     $124,886        $105,397
New non-performing assets      65,506       47,219       73,002       74,446       85,986       94,990       95,037(2)       53,869
Returns to accruing status    (12,658)        (380)        (337)      (3,749)      (1,549)        (884)         (82)           (252)
Loan losses                   (72,767)     (25,480)     (28,297)     (26,072)     (34,580)     (12,480)     (13,188)         (7,243)
Payments                      (28,500)     (26,308)     (44,303)     (37,663)     (28,315)     (34,219)     (19,332)        (24,973)
Sales                         (28,987)      (4,215)      (2,358)      (8,925)(1)   (4,110)      (3,331)     (21,306)(2)      (1,892)
Other (3)                          --           56           --           --           --           --          (30)            (20)
------------------------------------------------------------------------------------------------------------------------------------
NON-PERFORMING ASSETS,
 END OF PERIOD               $136,723     $214,129     $223,237     $225,530     $227,493     $210,061     $165,985        $124,886
====================================================================================================================================

(1)  Includes $6.5 million related to the sale of Florida operations.

(2) Includes $14.9 million related to investment in Pacific Gas & Electric commercial paper.

(3)  Includes loans acquired and provision for OREO losses.

                       HUNTINGTON BANCSHARES INCORPORATED
                QUARTERLY STOCK SUMMARY, CAPITAL, AND OTHER DATA
                                 REPORTED BASIS

QUARTERLY COMMON STOCK SUMMARY

                                                      2002                                               2001
--------------------------------------------------------------------------------    ------------------------------------------------
                                  FOURTH       Third       Second        First       Fourth        Third        Second       First
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Price
  High                           $ 19.980    $ 20.430     $ 21.770     $ 20.310     $ 17.490     $ 19.280      $ 17.000    $ 18.000
  Low                              16.160      16.000       18.590       16.660       14.510       15.150        13.875      12.625
  Close                            18.710      18.190       19.420       19.700       17.190       17.310        16.375      14.250
  Average Closing Price            18.769      19.142       20.089       18.332       16.269       17.696        14.936      15.258

Dividends
Cash dividends declared on
 common stock                    $   0.16    $   0.16     $   0.16     $   0.16     $   0.16     $   0.16      $   0.20    $   0.20

Common shares
 outstanding (000s)
Average -- Basic                  233,581     239,925      246,106      250,749      251,193      251,148       251,024     250,998
Average -- Diluted                235,083     241,357      247,867      251,953      251,858      252,203       251,448     251,510
Ending                            232,879     237,544      242,920      249,992      251,194      251,193       251,057     251,002

Common Share Repurchase
 Program (000s)
Authorized Under Repurchase
 Program                                                                22,000
Number of Shares Repurchased       4,110       6,262        7,329        1,458
--------------------------------------------------------------------------------
Remaining Shares Authorized
 to Repurchase                     2,841       6,951       13,213       20,542
================================================================================

Note: Intra-day and closing stock price quotations were obtained from NASDAQ.


================================================================================
CAPITAL DATA - END OF PERIOD

                                                       2002                                        2001
------------------------------------------------------------------------------   ---------------------------------------------------
(in millions)                     FOURTH (1)     Third      Second     First      Fourth     Third      Second     First
------------------------------------------------------------------------------   ---------------------------------------------------
Total Risk-Adjusted Assets         $27,249      $26,343    $25,309    $24,954    $27,896    $27,757    $27,375    $27,230
Tier 1 Risk-Based Capital Ratio       8.69%        9.14%      9.72%     10.26%      7.24%      6.97%      7.01%      7.19%
Total Risk-Based Capital Ratio       11.59%       12.10%     12.75%     13.40%     10.29%     10.13%     10.20%     10.31%
Tier 1 Leverage Ratio                 8.89%        9.42%      9.94%      9.72%      7.41%      7.10%      6.96%      7.12%
Tangible Equity / Asset Ratio         7.62%        8.00%      8.51%      9.06%      6.12%      6.08%      5.94%      5.99%
====================================================================================================================================


OTHER DATA - END OF PERIOD

                                                                                    2002                            2001
---------------------------------------------------------------------------------------------------- -------------------------------
                                                                      FOURTH   Third  Second   First  Fourth   Third  Second   First
------------------------------------------------------------------------------------------------------------------------------------
Number of employees (full-time equivalent)
  Huntington, Excluding Florida Operations Sold                        8,177   8,117   8,174   8,342   8,521   8,487   8,566   8,537
  Florida Operations Sold (2)                                             --      --      --      --   1,222   1,232   1,215   1,225
------------------------------------------------------------------------------------------------------------------------------------
  Total Huntington                                                     8,177   8,117   8,174   8,342   9,743   9,719   9,781   9,762
====================================================================================================================================
Number of domestic full-service banking offices
  Huntington, Excluding Florida Operations Sold (3)                      343     336     336     339     338     366     371     371
  Florida Operations Sold                                                 --      --      --      --     143     143     143     143
------------------------------------------------------------------------------------------------------------------------------------
  Total Huntington (3)                                                   343     336     336     339     481     509     514     514
====================================================================================================================================


(1)  Estimated.

(2)  Excludes impact of support staff for Florida operations outside of Florida.

(3)  Includes three Private Financial Group offices in Florida.

HUNTINGTON BANCSHARES INCORPORATED
-------------------------------------------------------------------------------
CONSOLIDATED AVERAGE ANNUAL BALANCE SHEETS AND NET INTEREST MARGIN ANALYSIS - REPORTED BASIS
(in millions)

                                                                               AVERAGE BALANCE
--------------------------------------------------------------------------------------------------------------------------
Fully Tax Equivalent Basis(1)                       2002        2001         2000         1999         1998         1997
--------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest bearing deposits in banks                $    33      $     7      $     6      $     9      $    10      $     9
Trading account securities                              7           25           15           13           11           10
Federal funds sold and securities purchased
 under resale agreements                               72          107           87           22          229           44
Mortgages held for sale                               322          360          109          232          289          131
Securities:
  Taxable                                           2,859        3,144        4,316        4,885        4,896        5,351
  Tax exempt                                          135          174          273          297          247          264
--------------------------------------------------------------------------------------------------------------------------
     Total Securities                               2,994        3,318        4,589        5,182        5,143        5,615
--------------------------------------------------------------------------------------------------------------------------
Loans:
  Commercial                                        5,712        6,647        6,446        6,128        5,629        5,302
  Real Estate(2)
    Construction                                    1,217        1,221        1,184        1,000          764          797
    Commercial                                      2,343        2,340        2,187        2,235        2,304        2,250
  Consumer
    Auto leases - Indirect                          3,166        3,204        2,969        2,361        1,769        1,488
    Auto loans - Indirect                           2,773        2,697        2,982        3,432        3,249        3,081
    Home equity                                     3,087        3,399        2,991        2,345        1,935        1,644
    Residential mortgage                            1,444        1,052        1,382        1,489        1,365        1,527
    Other loans                                       425          589          528        1,099        1,419        1,492
--------------------------------------------------------------------------------------------------------------------------
    Total Consumer                                 10,895       10,941       10,852       10,726        9,737        9,232
--------------------------------------------------------------------------------------------------------------------------
Total Loans                                        20,167       21,149       20,669       20,089       18,434       17,581
--------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses                             410          344          303          301          280          252
--------------------------------------------------------------------------------------------------------------------------
Net loans                                          19,757       20,805       20,366       19,788       18,154       17,329
--------------------------------------------------------------------------------------------------------------------------
Total earning assets                               23,595       24,966       25,475       25,547       24,116       23,390
--------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                               757          912        1,008        1,039          975          910
Intangible assets                                     293          736          709          682          487          250
All other assets                                    1,801        1,867        1,832        1,772        1,594          853
--------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                      $26,036      $28,137      $28,721      $28,739      $26,892      $25,151
==========================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Core deposits
  Non-interest bearing deposits                   $ 2,902      $ 3,304      $ 3,421      $ 3,497      $ 3,287      $ 2,774
  Interest bearing demand deposits                  5,161        5,005        4,291        4,097        3,585        3,204
  Savings deposits                                  2,853        3,478        3,563        3,740        3,277        3,056
  Other domestic time deposits                      4,349        5,883        5,872        5,823        6,291        5,857
--------------------------------------------------------------------------------------------------------------------------
     Total core deposits                           15,265       17,670       17,147       17,157       16,440       14,891
--------------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more            851        1,280        1,502        1,449        1,688        1,557
Brokered time deposits and negotiable CDs             731          128          502          238          182          365
Foreign time deposits                                 337          283          539          363          103          382
--------------------------------------------------------------------------------------------------------------------------
  Total deposits                                   17,184       19,361       19,690       19,207       18,413       17,195
--------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                               2,128        2,325        1,966        2,549        2,084        2,826
Medium-term notes                                   1,865        2,024        2,894        3,122        2,903        1,983
Federal Home Loan Bank advances                       279           19           13            5           53          117
Subordinated notes and other long-term debt,
 including preferred capital securities             1,198        1,161        1,111          998          823          621
--------------------------------------------------------------------------------------------------------------------------
     Total interest bearing liabilities            19,752       21,586       22,253       22,384       20,989       19,969
--------------------------------------------------------------------------------------------------------------------------
All other liabilities                               1,075          865          768          711          552          514
Shareholders' equity                                2,307        2,382        2,279        2,147        2,064        1,894
--------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $26,036      $28,137      $28,721      $28,739      $26,892      $25,151
==========================================================================================================================

(1)  Fully tax equivalent yields are calculated assuming a 35% tax rate.

(2) Residential construction loans have been reclassified from Real Estate - Construction to Residential mortgage loans.

HUNTINGTON BANCSHARES INCORPORATED
--------------------------------------------------------------------------------
CONSOLIDATED AVERAGE ANNUAL BALANCE SHEETS AND NET INTEREST MARGIN ANALYSIS - REPORTED BASIS
(in millions)

                                                                             INTEREST INCOME/EXPENSE
--------------------------------------------------------------------------------------------------------------------------------
Fully Tax Equivalent Basis  (1)                     2002          2001          2000          1999          1998          1997
--------------------------------------------------------------------------------------------------------------------------------
Assets
Interest bearing deposits in banks                $    0.8      $    0.2      $    0.3      $    0.4      $    1.0      $    0.5
Trading account securities                             0.3           1.3           1.1           0.8           0.6           0.6
Federal funds sold and securities purchased
 under resale agreements                               1.1           4.4           5.5           1.2          12.9           2.4
Mortgages held for sale                               20.5          25.0           8.7          16.3          20.2          10.1
Securities:
  Taxable                                            173.0         206.9         269.5         297.0         308.8         339.8
  Tax exempt                                          10.1          13.0          20.8          23.5          21.9          25.3
--------------------------------------------------------------------------------------------------------------------------------
     Total Securities                                183.1         219.9         290.3         320.5         330.7         365.1
--------------------------------------------------------------------------------------------------------------------------------
Loans:(2)
  Commercial                                         330.6         493.2         572.8         501.0         488.5         472.2
  Real Estate
    Construction                                      58.3          88.6         108.2          85.8          71.2          75.1
    Commercial                                       148.7         180.4         186.7         184.6         201.5         205.1
  Consumer
    Auto leases - Indirect                           235.8         250.6         235.9         194.4         142.5         130.3
    Auto loans - Indirect                            245.9         260.2         279.0         296.6         291.4         279.0
    Home equity                                      188.3         286.8         261.1         202.3         180.5         155.0
    Residential mortgage                              87.3          79.5         106.1         111.5         109.5         126.5
    Other loans                                       36.1          55.8          61.1         120.0         159.2         171.4
--------------------------------------------------------------------------------------------------------------------------------
    Total Consumer                                   793.4         932.9         943.2         924.8         883.1         862.2
--------------------------------------------------------------------------------------------------------------------------------
Total Loans                                        1,331.0       1,695.1       1,810.9       1,696.2       1,644.3       1,614.6
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Total interest income                              1,536.8       1,945.9       2,116.8       2,035.4       2,009.7       1,993.3
--------------------------------------------------------------------------------------------------------------------------------



LIABILITIES AND SHAREHOLDERS' EQUITY
Core deposits
  Non-interest bearing deposits
  Interest bearing demand deposits                    90.1         134.6         144.0         106.5          96.4          84.4
  Savings deposits                                    51.7         107.7         146.4         126.0         114.0         100.4
  Other domestic time deposits                       197.1         331.4         335.4         299.1         349.2         329.7
--------------------------------------------------------------------------------------------------------------------------------
     Total core deposits                             338.9         573.7         625.8         531.6         559.6         514.5
--------------------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more            28.8          66.8          90.4          76.6          96.4          87.6
Brokered time deposits and negotiable CDs             17.3           6.6          31.9          12.8          10.5          21.8
Foreign time deposits                                  4.9          10.8          34.0          18.6           5.9          22.2
--------------------------------------------------------------------------------------------------------------------------------
     Total deposits                                  389.9         657.9         782.1         639.6         672.4         646.1
--------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                 42.7          95.9         113.1         114.3          97.7         146.4
Medium-term notes                                     61.7         121.7         189.3         170.0         164.6         116.2
Federal Home Loan Bank advances                        5.6           1.2           0.8           0.3           2.9           6.2
Subordinated notes and other long-term debt,
 including preferred capital securities               47.9          66.7          80.8          60.0          40.7          39.3
--------------------------------------------------------------------------------------------------------------------------------
     Total interest expense                          547.8         943.4       1,166.1         984.2         978.3         954.2
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME (FTE) (1)                     $  989.0      $1,002.5      $  950.7      $1,051.2      $1,031.4      $1,039.1
================================================================================================================================

(1)  Fully tax equivalent yields are calculated assuming a 35% tax rate.

(2)  Individual loan components above include applicable fees.

                       HUNTINGTON BANCSHARES INCORPORATED
          CONSOLIDATED AVERAGE ANNUAL BALANCE SHEETS AND NET INTEREST
                        MARGIN ANALYSIS - REPORTED BASIS

                                                                                         AVERAGE RATE (3)
------------------------------------------------------------------------------------------------------------------------------------
Fully Tax Equivalent Basis (1)                                   2002       2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest bearing deposits in banks                               2.38%      3.43%       5.03%       4.04%       5.22%       5.47%
Trading account securities                                       4.11       5.13        7.11        5.89        5.71        5.70
Federal funds sold and securities purchased
 under resale agreements                                         1.56       4.19        6.33        5.58        5.64        5.50
Mortgages held for sale                                          6.35       6.95        7.96        7.03        6.99        7.75
Securities:
  Taxable                                                        6.06       6.58        6.24        6.08        6.31        6.35
  Tax exempt                                                     7.42       7.49        7.61        7.90        8.83        9.55
------------------------------------------------------------------------------------------------------------------------------------
     Total Securities                                            6.12       6.63        6.33        6.18        6.43        6.50
------------------------------------------------------------------------------------------------------------------------------------
Loans: (2)
   Commercial                                                    5.79       7.42        8.89        8.18        8.68        8.91
   Real Estate
     Construction                                                4.79       7.25        9.14        8.58        9.31        9.42
     Commercial                                                  6.35       7.71        8.53        8.26        8.75        9.12
   Consumer
     Auto leases - Indirect                                      7.45       7.82        7.94        8.23        8.05        8.75
     Auto loans - Indirect                                       8.87       9.65        9.36        8.66        9.00        9.13
     Home equity                                                 6.10       8.44        8.73        8.62        9.32        9.43
     Residential mortgage                                        6.05       7.55        7.68        7.48        8.03        8.29
     Other loans                                                 8.49       9.47       11.57       10.86       11.12       11.31
------------------------------------------------------------------------------------------------------------------------------------
     Total Consumer                                              7.28       8.53        8.69        8.62        9.07        9.34
------------------------------------------------------------------------------------------------------------------------------------
Total Loans                                                      6.60       8.01        8.76        8.44        8.92        9.18
------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                             6.51%      7.79%       8.31%       7.97%       8.33%       8.52%
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Core deposits
  Non-interest bearing deposits
  Interest bearing demand deposits                               1.75%      2.69%       3.36%       2.60%       2.69%       2.64%
  Savings deposits                                               1.81       3.10        4.11        3.37        3.48        3.28
  Other domestic time deposits                                   4.53       5.63        5.71        5.14        5.55        5.63
------------------------------------------------------------------------------------------------------------------------------------
     Total core deposits                                         2.74       3.99        4.56        3.89        4.25        4.25
------------------------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more                       3.39       5.22        6.01        5.28        5.71        5.63
Brokered time deposits and negotiable CDs                        2.36       5.12        6.35        5.40        5.82        5.97
Foreign time deposits                                            1.47       3.82        6.31        5.14        5.66        5.81
------------------------------------------------------------------------------------------------------------------------------------
     Total deposits                                              2.73       4.10        4.81        4.07        4.44        4.48
------------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                            2.01       4.12        5.75        4.48        4.69        5.18
Medium-term notes                                                3.31       6.01        6.54        5.45        5.67        5.86
Federal Home Loan Bank advances                                  2.00       6.17        6.32        5.19        5.57        5.30
Subordinated notes and other long-term debt,
 including preferred capital securities                          4.00       5.75        7.17        5.93        4.87        6.24
------------------------------------------------------------------------------------------------------------------------------------
     Total interest bearing liabilities                          2.77%      4.37%       5.24%       4.40%       4.66%       4.78%
------------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread                                         3.74%      3.42%       3.07%       3.57%       3.67%       3.74%
Impact of non-interest bearing funds on margin                   0.45%      0.60%       0.66%       0.54%       0.61%       0.70%
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST MARGIN                                              4.19%      4.02%       3.73%       4.11%       4.28%       4.44%
====================================================================================================================================

(1)  Fully tax equivalent yields are calculated assuming a 35% tax rate.

(2)  Individual loan components include applicable fees.

(3)  Loan and deposit average rates include impact of applicable derivatives.

                       HUNTINGTON BANCSHARES INCORPORATED
                      Selected Annual Income Statement Data
                                 Reported Basis

------------------------------------------------------------------------------------------------------------------------------------
(in thousands of dollars, except per
 share amounts)                                   2002           2001             2000          1999          1998          1997
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                            $  983,802    $   996,182       $  942,432    $1,041,762    $1,021,093    $1,027,230
Provision for loan losses                         227,340        308,793           90,479        88,447       105,242       107,797
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                        756,462        687,389          851,953       953,315       915,851       919,433
------------------------------------------------------------------------------------------------------------------------------------
Service charges on
 deposit accounts                                 152,521        164,052          160,727       156,315       126,403       117,852
Brokerage and insurance income                     66,843         79,034           61,871        52,076        36,710        27,084
Trust services                                     62,051         60,298           53,613        52,030        50,754        48,102
Mortgage banking                                   47,989         59,148           38,025        56,890        60,006        55,715
Bank Owned Life Insurance income                   46,005         38,241           39,544        37,560        28,712            --
Other service charges and fees                     42,888         48,217           43,883        37,301        29,202        22,705
Other                                              61,718         59,767           58,795        59,901        67,090        63,403
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME BEFORE
 GAIN ON SALE OF FLORIDA OPERATIONS,
 MERCHANT SERVICES GAIN, CREDIT CARD
 PORTFOLIO, AND SECURITIES GAINS                  480,015        508,757          456,458       452,073       398,877       334,861
Gain on sale of Florida operations                175,344            ---              ---           ---           ---           ---
Merchant Services gain                             24,550            ---              ---           ---           ---           ---
Gains on sale of credit card portfolio                ---            ---              ---       108,530         9,530           ---
Securities gains                                    4,902            723           37,101        12,972        29,793         7,978
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                         684,811        509,480          493,559       573,575       438,200       342,839
------------------------------------------------------------------------------------------------------------------------------------
Personnel costs                                   440,760        478,640          421,750       419,901       428,539       392,793
Equipment                                          68,323         80,560           78,069        66,666        62,040        57,867
Outside data processing and other
 services                                          67,368         69,692           62,011        62,886        74,795        66,683
Net occupancy                                      60,264         77,184           75,882        62,169        54,123        49,509
Marketing                                          27,911         31,057           34,884        32,506        32,260        32,782
Professional services                              25,777         23,879           20,819        21,169        25,160        24,931
Telecommunications                                 22,661         27,984           26,225        28,519        29,429        21,527
Printing and supplies                              15,198         18,367           19,634        20,227        23,673        21,584
Franchise and other taxes                           9,456          9,729           11,077        14,674        22,103        19,836
Amortization of intangible assets                   2,019         41,225           39,207        37,297        25,689        13,019
Other                                              56,127         65,313           46,059        49,314        46,118        51,414
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE BEFORE
 SPECIAL CHARGES                                  795,864        923,630          835,617       815,328       823,929       751,945
Special Charges                                    56,184         99,957           50,000        96,791        90,000        51,163
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE AFTER
 SPECIAL CHARGES                                  852,048      1,023,587          885,617       912,119       913,929       803,108
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                        589,225        173,282          459,895       614,771       440,122       459,164
Income taxes                                      226,000         (5,239)(1)      131,449       192,697       138,354       166,501
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                     $  363,225    $   178,521       $  328,446    $  422,074    $  301,768    $  292,663
====================================================================================================================================
PER COMMON SHARE
  Net Income - Diluted                         $     1.49    $      0.71       $     1.32    $     1.65    $     1.17    $     1.14
  Cash Dividends Declared                      $     0.64    $      0.72       $     0.76    $     0.68    $     0.62    $     0.56
RETURN ON:
  Average total assets                               1.40%          0.63%            1.14%         1.47%         1.12%         1.16%
  Average total shareholders'
   equity                                            15.7%           7.5%            14.4%         19.7%         14.6%         15.5%
Net interest margin (2)                              4.19%          4.02%            3.73%         4.11%         4.28%         4.44%
Efficiency ratio (3)                                 54.0%          58.4%            56.2%         51.8%         55.8%         54.9%
REVENUE - FULLY TAXABLE
 EQUIVALENT (FTE)
Net Interest Income                            $  983,802    $   996,182       $  942,432    $1,041,762    $1,021,093    $1,027,230
Tax Equivalent Adjustment (2)                       5,205          6,352            8,310         9,423        10,307        11,864
------------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                               989,007      1,002,534          950,742     1,051,185     1,031,400     1,039,094
Non-Interest Income                               684,811        509,480          493,559       573,575       438,200       342,839
------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                  $1,673,818    $ 1,512,014       $1,444,301    $1,624,760    $1,469,600    $1,381,933
------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE EXCLUDING
 SECURITIES GAINS                              $1,668,916    $ 1,511,291       $1,407,200    $1,611,788    $1,439,807    $1,373,955
====================================================================================================================================

(1) Reflects a $32.5 million reduction related to the issuance of $400 million of REIT subsidiary preferred stock, of which $50 million was issued to the public.

(2)  Calculated assuming a 35% tax rate.

(3)  Excludes gain on sale of Florida operations and special charges.

                       HUNTINGTON BANCSHARES INCORPORATED
                   ANNUAL LOAN LOSS RESERVES AND ASSET QUALITY
                                 REPORTED BASIS

-----------------------------------------------------------------------------------------------------------------------------------
(in thousands)                                          2002        2001           2000        1999          1998          1997
-----------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, BEGINNING
 OF YEAR                                             $ 410,572    $ 297,880     $ 299,309    $ 290,948     $ 258,171     $ 230,778
Loan losses                                           (289,838)    (227,315)     (110,845)    (112,291)     (126,355)     (110,723)
Recoveries of loans previously charged off              50,519       37,868        27,756       32,205        31,848        22,542
-----------------------------------------------------------------------------------------------------------------------------------
Net Loan Losses                                       (239,319)    (189,447)      (83,089)     (80,086)      (94,507)      (88,181)
-----------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                              227,340      308,793        90,479       88,447       105,242       107,797
Allowance of assets (sold)/purchased and other         (21,033)          --         7,900           --        22,042         7,777
Allowance of securitized loans                          (9,165)      (6,654)      (16,719)          --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, END OF YEAR               $ 368,395    $ 410,572     $ 297,880    $ 299,309     $ 290,948     $ 258,171
===================================================================================================================================
Allowance for loan losses as a % of total loans           1.76%        1.90%         1.45%        1.45%         1.50%         1.46%
Allowance for loan losses as a % of non-
 performing loans                                        287.7%       185.7%        316.9%       360.3%        377.2%        359.6%
Allowance for loan losses as a % of non-
 performing assets                                       269.4%       180.5%        282.6%       304.7%        302.8%        296.3%
NET CHARGE-OFFS BY LOAN TYPE
Commercial                                           $ 117,528    $  52,000     $  13,812    $  10,900     $  19,966     $  18,903
Commercial real estate                                  17,641        3,729         1,327        1,585           (46)          677
-----------------------------------------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate          135,169       55,729        15,139       12,485        19,920        19,580
-----------------------------------------------------------------------------------------------------------------------------------
Consumer
  Auto leases                                           43,837       47,377        21,442       10,557        12,124         8,768
  Auto loans                                            31,597       48,280        32,280       28,582        24,128        26,208
-----------------------------------------------------------------------------------------------------------------------------------
     Total auto leases and loans                        75,434       95,657        53,722       39,139        36,252        34,976
-----------------------------------------------------------------------------------------------------------------------------------
  Home equity                                           13,506       14,588         6,909        6,096         5,530         1,768
  Residential mortgage                                     872          785         1,007        1,136           876         1,631
  Other loans                                            4,524        7,778         6,312       21,230        31,929        30,226
-----------------------------------------------------------------------------------------------------------------------------------
     Total consumer                                     94,336      118,808        67,950       67,601        74,587        68,601
-----------------------------------------------------------------------------------------------------------------------------------
Total net charge-offs, excluding exited businesses     229,505      174,537        83,089       80,086        94,507        88,181
Net charge-offs related to exited businesses             9,814       14,910            --           --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS - INCLUDING EXITED
 BUSINESSES                                          $ 239,319    $ 189,447     $  83,089    $  80,086     $  94,507     $  88,181
===================================================================================================================================


NET CHARGE-OFFS AS A PERCENTAGE OF AVERAGE LOANS

Commercial                                                2.06%        0.78%         0.21%        0.18%         0.35%         0.36%
Commercial real estate                                    0.75         0.16          0.06         0.07            --          0.03
-----------------------------------------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate             1.20         0.46          0.13         0.12          0.21          0.22
-----------------------------------------------------------------------------------------------------------------------------------

Consumer
  Auto leases                                             1.38         1.48          0.72         0.45          0.69          0.59
  Auto loans                                              1.18         1.90          1.08         0.83          0.74          0.85
-----------------------------------------------------------------------------------------------------------------------------------
     Total auto leases and loans                          1.29         1.67          0.90         0.68          0.72          0.77
-----------------------------------------------------------------------------------------------------------------------------------
  Home equity                                             0.44         0.43          0.23         0.26          0.29          0.11
  Residential mortgage                                    0.06         0.07          0.07         0.08          0.06          0.11
  Other loans                                             1.09         1.37          1.20         1.93          2.25          2.03
-----------------------------------------------------------------------------------------------------------------------------------
     Total consumer                                       0.87         1.10          0.63         0.63          0.77          0.74
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS - EXCLUDING EXITED
 BUSINESSES                                               1.14         0.83          0.40         0.40          0.51          0.50
Net charge-offs related to exited businesses              0.05         0.07            --           --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS AS a % OF AVERAGE LOANS -
 INCLUDING EXITED BUSINESSES(1)                           1.19%        0.90%         0.40%        0.40%         0.51%         0.50%
===================================================================================================================================

(1)  Exited businesses include Second Tier auto and Truck and Equipment lending.

                       HUNTINGTON BANCSHARES INCORPORATED
                 ANNUAL NON-PERFORMING ASSETS AND PAST DUE LOANS
                                 REPORTED BASIS

------------------------------------------------------------------------------------------------------------------------------------
(in thousands)                                           2002            2001          2000          1999          1998       1997
------------------------------------------------------------------------------------------------------------------------------------
Non-accrual loans:
  Commercial                                           $ 91,861        $159,637      $ 55,804      $ 42,958      $34,586    $36,459
  Commercial real estate                                 26,765          48,360        26,702        26,916       23,424     16,128
  Residential mortgage                                    9,443          11,836        10,174        11,866       14,419     13,394
------------------------------------------------------------------------------------------------------------------------------------
Total Nonaccrual Loans                                  128,069         219,833        92,680        81,740       72,429     65,981
Renegotiated loans                                           --           1,276         1,304         1,330        4,706      5,822
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS                              128,069         221,109        93,984        83,070       77,135     71,803
Other real estate, net                                    8,654           6,384        11,413        15,171       18,964     15,343
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS                            $136,723        $227,493      $105,397      $ 98,241      $96,099    $87,146
====================================================================================================================================


Non-performing loans as a % of total loans                 0.61%           1.02%         0.46%         0.40%        0.40%      0.40%
Non-performing assets as a % of total loans
 and other real estate                                     0.65%           1.05%         0.51%         0.47%        0.49%      0.49%


Accruing loans past due 90 days or more                $ 73,122        $ 91,635      $ 80,306      $ 61,287      $51,037    $49,608
====================================================================================================================================

-----------------------------------------------------------------------------------------------------------
(in thousands)                                           2002            2001          2000          1999
-----------------------------------------------------------------------------------------------------------
NON-PERFORMING ASSETS, BEGINNING
 OF PERIOD                                             $227,493        $105,397      $ 98,241      $ 96,099
New non-performing assets                               260,173         329,882       112,319       106,014
Returns to accruing status                              (17,124)         (2,767)       (5,914)       (5,744)
Loan losses                                            (152,616)        (67,491)      (18,052)      (17,515)
Payments                                               (136,774)       (106,839)      (68,982)      (67,682)
Sales                                                   (44,485)(1)     (30,639)      (13,766)      (10,899)
Other (2)                                                    56             (50)        1,551        (2,032)
-----------------------------------------------------------------------------------------------------------
NON-PERFORMING ASSETS, END OF PERIOD                   $136,723        $227,493      $105,397      $ 98,241
===========================================================================================================

(1)  Includes $6.5 million related to the sale of Florida operations.
(2)  Includes loans acquired and provision for OREO losses.

              SUPPLEMENTAL SELECTED INFORMATION -- OPERATING BASIS

              EXCLUDES:
                [ ]  RESULTS OF SOLD FLORIDA BANKING AND INSURANCE OPERATIONS
                [ ]  FEBRUARY 2002 GAIN FROM SALE OF FLORIDA
                      BANKING OPERATIONS
                [ ]  JULY 2002 GAIN FROM RESTRUCTURING OF
                      MERCHANT SERVICES BUSINESS
                [ ]  RESTRUCTURING AND OTHER CHARGES

                       HUNTINGTON BANCSHARES INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
                               OPERATING BASIS (1)

THREE MONTHS ENDED DECEMBER 31,                                                                       CHANGE
-----------------------------------------------------------------------------------          -------------------------
(in thousands, except per share amounts)                   2002              2001             Amount           Percent
-----------------------------------------------------------------------------------          -------------------------
Net Interest Income                                      $249,702          $235,546          $ 14,156             6.0%
Provision for loan losses                                  57,418            54,281             3,137             5.8
-----------------------------------------------------------------------------------          -------------------------
      NET INTEREST INCOME
        AFTER PROVISION FOR LOAN LOSSES                   192,284           181,265            11,019             6.1
-----------------------------------------------------------------------------------          -------------------------
Total non-interest income                                 126,021           114,380            11,641            10.2
Total non-interest expense                                202,695           187,429            15,266             8.1
-----------------------------------------------------------------------------------          -------------------------
      INCOME BEFORE INCOME TAXES                          115,610           108,216             7,394             6.8
Income taxes                                               30,475            28,631             1,844             6.4
-----------------------------------------------------------------------------------          -------------------------
      NET INCOME                                         $ 85,135          $ 79,585          $  5,550             7.0%
===================================================================================          =========================

PER COMMON SHARE
  Net income
    Basic                                                   $0.36             $0.32          $   0.04            12.5%
    Diluted                                                 $0.36             $0.32          $   0.04            12.5%
  Cash dividends declared                                   $0.16             $0.16          $     --              --%

AVERAGE COMMON SHARES
    Basic                                                 233,581           251,193           (17,612)           (7.0)%
    Diluted                                               235,083           251,858           (16,775)           (6.7)%

=======================================================================================================================

TWELVE MONTHS ENDED DECEMBER 31,                                                                       CHANGE
-----------------------------------------------------------------------------------          -------------------------
(in thousands, except per share amounts)                   2002              2001             Amount           Percent
-----------------------------------------------------------------------------------          -------------------------
Net Interest Income                                      $974,078          $913,909          $60,169             6.6%
Provision for loan losses                                 222,154           171,954           50,200            29.2
-----------------------------------------------------------------------------------          -------------------------
      NET INTEREST INCOME
        AFTER PROVISION FOR LOAN LOSSES                   751,924           741,955            9,969             1.3
-----------------------------------------------------------------------------------          -------------------------
Total non-interest income                                 471,574           437,738           33,836             7.7
Total non-interest expense                                775,654           760,743           14,911             2.0
-----------------------------------------------------------------------------------          -------------------------
      INCOME BEFORE INCOME TAXES                          447,844           418,950           28,894             6.9
Income taxes                                              119,322           111,415            7,907             7.1
-----------------------------------------------------------------------------------          -------------------------
      NET INCOME                                         $328,522          $307,535          $20,987             6.8%
===================================================================================          =========================

PER COMMON SHARE
  Net income
    Basic                                                   $1.36             $1.22          $  0.14            11.5%
    Diluted                                                 $1.35             $1.22          $  0.13            10.7%
  Cash dividends declared                                   $0.64             $0.72          $ (0.08)          (11.1)%
AVERAGE COMMON SHARES
    Basic                                                 242,279           251,078           (8,799)           (3.5)%
    Diluted                                               244,012           251,716           (7,704)           (3.1)%

(1)  See page 16 for definition of Operating Basis.

                       HUNTINGTON BANCSHARES INCORPORATED
                               LOANS AND DEPOSITS
                               OPERATING BASIS (1)

                                                                             2002
--------------------------------------------------------------------------------------------------------
(in thousands)                                        FOURTH        Third         Second        First
--------------------------------------------------------------------------------------------------------
LOAN PORTFOLIO COMPOSITION - AVERAGE

Commercial                                         $ 5,695,681   $ 5,502,183   $ 5,613,550   $ 5,661,005
Commercial real estate                               3,529,306     3,563,855     3,491,797     3,437,456
--------------------------------------------------------------------------------------------------------
     Total Commercial and Commercial Real Estate     9,224,987     9,066,038     9,105,347     9,098,461
--------------------------------------------------------------------------------------------------------
Consumer
  Auto leases - Indirect                             3,210,241     3,172,078     3,113,148     3,166,161
  Auto loans - Indirect                              2,968,719     2,792,757     2,596,908     2,559,700
  Home equity                                        3,168,197     3,061,602     2,910,612     2,788,083
  Residential mortgage                               1,701,917     1,492,044     1,390,499     1,067,918
  Other loans                                          398,409       404,896       413,975       424,111
--------------------------------------------------------------------------------------------------------
     Total Consumer                                 11,447,483    10,923,377    10,425,142    10,005,973
--------------------------------------------------------------------------------------------------------
     TOTAL LOANS                                   $20,672,470   $19,989,415   $19,530,489   $19,104,434
========================================================================================================

LOAN PORTFOLIO COMPOSITION - END OF PERIOD

Commercial                                         $ 5,874,144   $ 5,684,168   $ 5,591,280   $ 5,681,788
Commercial real estate                               3,462,299     3,579,836     3,529,978     3,488,251
--------------------------------------------------------------------------------------------------------
     Total Commercial and Commercial Real Estate     9,336,443     9,264,004     9,121,258     9,170,039
--------------------------------------------------------------------------------------------------------
Consumer
  Auto leases - Indirect                             3,203,421     3,206,046     3,120,317     3,126,101
  Auto loans - Indirect                              3,072,017     2,907,417     2,630,541     2,561,936
  Home equity                                        3,200,169     3,134,529     2,990,726     2,830,814
  Residential mortgage                               1,748,985     1,544,044     1,380,437     1,232,004
  Other loans                                          394,890       399,466       408,891       418,053
--------------------------------------------------------------------------------------------------------
     Total Consumer                                 11,619,482    11,191,502    10,530,912    10,168,908
--------------------------------------------------------------------------------------------------------
     TOTAL LOANS                                   $20,955,925   $20,455,506   $19,652,170   $19,338,947
========================================================================================================
DEPOSIT COMPOSITION - AVERAGE

Demand deposits
  Non-interest bearing                             $ 2,955,535   $ 2,867,573   $ 2,738,621   $ 2,737,978
  Interest bearing                                   5,305,228     5,269,186     4,920,120     4,362,050
Savings deposits                                     2,745,615     2,765,886     2,807,874     2,829,922
Other domestic time deposits                         4,002,050     4,167,451     4,225,696     4,097,383
--------------------------------------------------------------------------------------------------------
     TOTAL CORE DEPOSITS (2)                        15,008,428    15,070,096    14,692,311    14,027,333
--------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more             734,747       776,600       843,815       958,812
Brokered time deposits and negotiable CDs            1,056,768       906,598       649,340       301,612
Foreign time deposits                                  409,548       370,313       296,428       267,512
--------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                $17,209,491   $17,123,607   $16,481,894   $15,555,269
========================================================================================================

DEPOSIT COMPOSITION - END OF PERIOD

Demand deposits
  Non-interest bearing                             $ 3,073,869   $ 2,949,065   $ 2,769,936   $ 2,857,233
  Interest bearing                                   5,374,095     5,203,413     5,105,196     4,747,283
Savings deposits                                     2,851,158     2,849,060     2,839,115     2,895,445
Other domestic time deposits                         3,956,306     4,071,082     4,238,688     4,179,814
--------------------------------------------------------------------------------------------------------
     TOTAL CORE DEPOSITS (2)                        15,255,428    15,072,620    14,952,935    14,679,775
--------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more             731,959       754,115       765,163       895,427
Brokered time deposits and negotiable CDs            1,092,754       979,075       849,347       451,173
Foreign time deposits                                  419,185       312,001       293,655       240,410
--------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                $17,499,326   $17,117,811   $16,861,100   $16,266,785
========================================================================================================
                                                                             2001
--------------------------------------------------------------------------------------------------------
(in thousands)                                        Fourth        Third         Second         First
--------------------------------------------------------------------------------------------------------
LOAN PORTFOLIO COMPOSITION - AVERAGE

Commercial                                         $ 5,750,830   $ 5,945,639   $ 5,986,587   $ 5,917,505
Commercial real estate                               3,307,826     3,162,883     3,050,254     3,060,886
--------------------------------------------------------------------------------------------------------
     Total Commercial and Commercial Real Estate     9,058,656     9,108,522     9,036,841     8,978,391
--------------------------------------------------------------------------------------------------------
Consumer
  Auto leases - Indirect                             3,229,203     3,242,864     3,221,612     3,117,196
  Auto loans - Indirect                              2,489,183     2,445,459     2,289,014     2,258,802
  Home equity                                        2,753,141     2,709,125     2,663,676     2,617,242
  Residential mortgage                                 831,223       771,473       829,720       821,466
  Other loans                                          445,740       458,999       485,096       511,120
--------------------------------------------------------------------------------------------------------
     Total Consumer                                  9,748,490     9,627,920     9,489,118     9,325,826
--------------------------------------------------------------------------------------------------------
     TOTAL LOANS                                   $18,807,146   $18,736,442   $18,525,959   $18,304,217
========================================================================================================

LOAN PORTFOLIO COMPOSITION - END OF PERIOD

Commercial                                         $ 5,685,719   $ 5,912,371   $ 6,012,647   $ 5,974,635
Commercial real estate                               3,398,233     3,268,360     3,088,507     3,058,468
--------------------------------------------------------------------------------------------------------
     Total Commercial and Commercial Real Estate     9,083,952     9,180,731     9,101,154     9,033,103
--------------------------------------------------------------------------------------------------------
Consumer
  Auto leases - Indirect                             3,207,514     3,221,300     3,194,592     3,175,981
  Auto loans - Indirect                              2,501,054     2,509,504     2,300,212     2,136,365
  Home equity                                        2,754,612     2,742,016     2,689,868     2,637,558
  Residential mortgage                                 893,923       816,515       762,562       845,923
  Other loans                                          437,293       475,552       500,194       495,759
--------------------------------------------------------------------------------------------------------
     Total Consumer                                  9,794,396     9,764,887     9,447,428     9,291,586
--------------------------------------------------------------------------------------------------------
     TOTAL LOANS                                   $18,878,348   $18,945,618   $18,548,582   $18,324,689
========================================================================================================
DEPOSIT COMPOSITION - AVERAGE

Demand deposits
  Non-interest bearing                             $ 2,824,035   $ 2,761,240   $ 2,667,334   $ 2,635,335
  Interest bearing                                   4,013,874     3,687,335     3,455,963     3,309,619
Savings deposits                                     2,862,649     2,922,867     2,976,864     2,942,606
Other domestic time deposits                         4,123,478     4,126,677     3,942,256     4,088,651
--------------------------------------------------------------------------------------------------------
     TOTAL CORE DEPOSITS (2)                        13,824,036    13,498,119    13,042,417    12,976,211
--------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more           1,007,978     1,053,133     1,077,601     1,145,504
Brokered time deposits and negotiable CDs              108,591       119,646       118,321       166,505
Foreign time deposits                                  223,675       249,753       371,276       262,385
--------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                $15,164,280   $14,920,651   $14,609,615   $14,550,605
========================================================================================================

DEPOSIT COMPOSITION - END OF PERIOD

Demand deposits
  Non-interest bearing                             $ 2,997,449   $ 2,889,319   $ 2,660,607   $ 2,660,698
  Interest bearing                                   4,197,893     3,841,646     3,521,499     3,378,779
Savings deposits                                     2,943,508     2,929,922     3,061,890     3,036,951
Other domestic time deposits                         4,077,510     4,214,865     3,833,761     4,057,346
--------------------------------------------------------------------------------------------------------
     TOTAL CORE DEPOSITS (2)                        14,216,360    13,875,752    13,077,757    13,133,774
--------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more             944,361     1,114,421       955,616     1,130,647
Brokered time deposits and negotiable CDs              137,915       128,878       100,233       136,147
Foreign time deposits                                  220,749       359,452       404,069       187,368
--------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                $15,519,385   $15,478,503   $14,537,675   $14,587,936
========================================================================================================

(1)  See page 16 for definition of Operating Basis.

(2) Core deposits include non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000, and IRA deposits.

HUNTINGTON BANCSHARES INCORPORATED
--------------------------------------------------------------------------------
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND NET INTEREST MARGIN ANALYSIS OPERATING BASIS(1)
(in millions)

                                                                       2002                                    2001
--------------------------------------------------------------------------------------------   -------------------------------------
Fully Tax Equivalent Basis (2)                         FOURTH     Third    Second     First     Fourth    Third    Second     First
------------------------------------------------------------------------------------------------------------------------------------
Assets
Interest bearing deposits in banks                     $    34   $    35   $    29   $    34   $    14   $     5   $     5   $     4
Trading account securities                                   9         7         6         5         8         8        39        48
Federal funds sold and securities purchased
 under resale agreements                                    83        76        68        62        86        86        93       164
Mortgages held for sale                                    467       267       174       381       433       344       420       240
Securities:
  Taxable                                                3,029     2,953     2,735     2,713     2,720     2,896     3,368     3,606
  Tax exempt                                               234       108        96       102       108       140       201       248
------------------------------------------------------------------------------------------------------------------------------------
     Total Securities                                    3,263     3,061     2,831     2,815     2,828     3,036     3,569     3,854
------------------------------------------------------------------------------------------------------------------------------------
Loans:
  Commercial                                             5,696     5,502     5,614     5,661     5,751     5,946     5,986     5,918
  Real Estate(3)
    Construction                                         1,071     1,248     1,259     1,241     1,227     1,129     1,056     1,032
    Commercial                                           2,459     2,316     2,233     2,196     2,081     2,034     1,994     2,029
  Consumer
    Auto leases - Indirect                               3,210     3,172     3,113     3,166     3,229     3,243     3,222     3,117
    Auto loans - Indirect                                2,969     2,793     2,597     2,560     2,489     2,445     2,289     2,259
    Home equity                                          3,168     3,062     2,911     2,788     2,753     2,709     2,664     2,617
    Residential mortgage                                 1,702     1,492     1,390     1,068       831       771       830       821
    Other loans                                            397       404       413       424       446       459       485       511
------------------------------------------------------------------------------------------------------------------------------------
     Total Consumer                                     11,446    10,923    10,424    10,006     9,748     9,627     9,490     9,325
------------------------------------------------------------------------------------------------------------------------------------
Total Loans                                             20,672    19,989    19,530    19,104    18,807    18,736    18,526    18,304
------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses                                  421       406       400       403       371       315       279       272
------------------------------------------------------------------------------------------------------------------------------------
Net loans                                               20,251    19,583    19,130    18,701    18,436    18,421    18,247    18,032
------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                    24,528    23,435    22,638    22,401    22,176    22,215    22,652    22,614
------------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                    717       763       722       774       798       831       830       867
------------------------------------------------------------------------------------------------------------------------------------
Intangible assets                                          225       202       213       210       211       215       217       218
------------------------------------------------------------------------------------------------------------------------------------
All other assets                                         1,806     1,784     1,784     1,798     1,799     1,787     1,773     1,736
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                                           $26,855   $25,778   $24,957   $24,780   $24,613   $24,733   $25,193   $25,163
====================================================================================================================================
Liabilities and Shareholders' Equity
Core deposits
  Non-interest bearing deposits                        $ 2,955   $ 2,868   $ 2,739   $ 2,738   $ 2,824   $ 2,761   $ 2,667   $ 2,635
  Interest bearing demand deposits                       5,305     5,269     4,920     4,362     4,014     3,687     3,456     3,310
  Savings deposits                                       2,746     2,766     2,808     2,830     2,863     2,923     2,977     2,942
  Other domestic time deposits                           4,002     4,167     4,226     4,097     4,123     4,127     3,942     4,089
------------------------------------------------------------------------------------------------------------------------------------
     Total core deposits                                15,008    15,070    14,693    14,027    13,824    13,498    13,042    12,976
------------------------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more                 735       777       844       959     1,008     1,053     1,078     1,146
Brokered time deposits and negotiable CDs                1,057       907       649       302       109       120       118       167
Foreign time deposits                                      409       370       296       268       224       250       371       262
------------------------------------------------------------------------------------------------------------------------------------
     Total deposits                                     17,209    17,124    16,482    15,556    15,165    14,921    14,609    14,551
------------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                    2,515     2,108     1,886     1,925     1,745     1,998     2,628     2,390
Medium-term notes                                        1,832     1,752     1,910     2,645     3,272     3,443     3,476     3,796
Federal Home Loan Bank advances                            848       228        14        17        17        17        18        24
Subordinated notes and other long-term debt,
 including preferred capital securities                  1,147     1,215     1,215     1,215     1,166     1,167     1,162     1,147
------------------------------------------------------------------------------------------------------------------------------------
     Total interest bearing liabilities                 20,596    19,559    18,768    18,620    18,541    18,785    19,226    19,273
------------------------------------------------------------------------------------------------------------------------------------
All other liabilities                                    1,063     1,073     1,107     1,052       887       812       897       867
Shareholders' equity                                     2,241     2,278     2,343     2,370     2,361     2,375     2,403     2,388
------------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity             $26,855   $25,778   $24,957   $24,780   $24,613   $24,733   $25,193   $25,163
====================================================================================================================================

(1)  See page 16 for definition of Operating Basis.

(2)  Fully tax equivalent yields are calculated assuming a 35% tax rate.

(3) Third quarter 2002 includes reclassification of $186 million in construction loans to commercial real estate due to a September 2002 correction of an error involving construction loans with original maturities over 5 years. In addition, residential construction loans were reclassified from Real Estate - Construction to Residential mortgage loans.

HUNTINGTON BANCSHARES INCORPORATED
--------------------------------------------------------------------------------
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND NET INTEREST MARGIN ANALYSIS OPERATING BASIS (1)
(in millions)

                                                                                      AVERAGE RATES (4)
                                                             -----------------------------------------------------------------------
                                                                            2002                                 2001
-----------------------------------------------------------------------------------------------   ----------------------------------
Fully Tax Equivalent Basis (2)                                FOURTH   Third    Second   First    Fourth   Third    Second    First
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest bearing deposits in banks                             1.93%    2.06%    2.44%    2.02%    2.09%    3.75%    5.09%    5.24%
Trading account securities                                     3.37     4.95     5.37     2.79     3.59     3.83     5.15     5.52
Federal funds sold and securities purchased
 under resale agreements                                       1.83     1.40     1.51     1.43     2.18     3.20     4.21     5.78
Mortgages held for sale                                        5.84     6.57     7.07     6.51     6.64     7.18     6.96     7.19
Securities:
  Taxable                                                      5.53     6.01     6.33     6.43     6.62     6.71     6.26     6.72
  Tax exempt                                                   7.15     7.52     7.69     7.76     7.81     7.38     7.26     7.55
------------------------------------------------------------------------------------------------------------------------------------
     Total Securities                                          5.64     6.07     6.37     6.48     6.66     6.75     6.32     6.77
------------------------------------------------------------------------------------------------------------------------------------
Loans:(3)
  Commercial                                                   5.74     5.86     5.84     5.72     6.10     7.19     7.74     8.51
  Real Estate
    Construction                                               4.26     4.70     5.14     4.97     5.58     6.94     8.02     8.70
    Commercial                                                 5.96     6.31     6.54     6.83     7.01     7.72     8.04     8.49
  Consumer
    Auto leases - Indirect                                     7.02     7.69     7.58     7.51     7.59     7.89     7.89     7.92
    Auto loans - Indirect                                      8.53     8.92     9.07     9.00     9.57     9.86    10.18    10.09
    Home equity                                                5.82     5.96     6.05     6.34     7.35     7.99     8.78     9.36
    Residential mortgage                                       5.69     5.96     6.21     6.59     7.05     7.51     7.72     7.91
    Other loans                                                8.14     8.58     8.62     8.69     9.53     9.24     9.28     9.61
------------------------------------------------------------------------------------------------------------------------------------
     Total Consumer                                            6.92     7.32     7.38     7.52     8.07     8.45     8.75     8.94
------------------------------------------------------------------------------------------------------------------------------------
Total Loans                                                    6.34     6.64     6.70     6.74     7.19     7.88     8.30     8.74
------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                           6.22%    6.54%    6.64%    6.68%    7.09%    7.70%    7.94%    8.36%
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Core deposits
  Non-interest bearing deposits
   Interest bearing demand deposits                            1.57%    1.77%    1.84%    1.79%    1.93%    2.73%    2.87%    3.29%
  Savings deposits                                             1.73     1.81     1.83     1.85     2.08     3.04     3.46     3.87
  Other domestic time deposits                                 4.26     4.40     4.51     4.85     5.18     5.52     5.83     6.02
------------------------------------------------------------------------------------------------------------------------------------
     Total core deposits                                       2.50     2.68     2.78     2.92     3.19     3.89     4.16     4.52
------------------------------------------------------------------------------------------------------------------------------------
Domestic time deposits of $100,000 or more                     3.29     3.29     3.33     3.49     4.66     4.70     5.23     5.93
Brokered time deposits and negotiable CDs                      2.25     2.37     2.48     2.48     3.55     4.42     5.57     6.37
Foreign time deposits                                          1.29     1.43     1.38     1.92     1.99     3.40     4.11     5.45
------------------------------------------------------------------------------------------------------------------------------------
     Total deposits                                            2.49     2.66     2.77     2.93     3.29     3.95     4.27     4.70
------------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                          1.86     1.88     1.97     2.39     2.73     3.75     4.40     5.40
Medium-term notes                                              3.26     3.37     3.21     3.00     3.45     4.82     5.51     5.81
Federal Home Loan Bank advances                                1.84     2.04     5.97     6.10     6.10     6.10     6.15     6.29
Subordinated notes and other long-term debt,
   including preferred capital securities                      3.80     3.99     4.03     4.12     4.94     5.17     5.96     6.83
------------------------------------------------------------------------------------------------------------------------------------
     Total interest bearing liabilities                        2.53%    2.73%    2.82%    2.96%    3.37%    4.17%    4.62%    5.14%
------------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread                                       3.69%    3.81%    3.82%    3.72%    3.72%    3.53%    3.32%    3.22%
Impact of non-interest bearing funds on margin                 0.38     0.45     0.48     0.49     0.54     0.64     0.71     0.77
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST MARGIN                                            4.07%    4.26%    4.30%    4.21%    4.26%    4.17%    4.03%    3.99%
------------------------------------------------------------------------------------------------------------------------------------

(1)  See page 16 for definition of Operating Basis.

(2)  Fully tax equivalent yields are calculated assuming a 35% tax rate.

(3)  Individual loan components include applicable fees.

(4)  Loan and deposit average rates include impact of applicable derivatives.

                       HUNTINGTON BANCSHARES INCORPORATED
                    SELECTED QUARTERLY INCOME STATEMENT DATA
                               OPERATING BASIS (1)

                                                                2002                                        2001
--------------------------------------------------------------------------------------   ------------------------------------------
(in thousands, except per share amounts)      FOURTH     Third      Second     First      Fourth     Third      Second      First
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                          $249,702   $249,416   $241,859   $233,101   $235,546   $230,462   $225,883    $222,018
Provision for loan losses                      57,418     60,249     53,892     50,595     54,281     46,027     41,937      29,709
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                    192,284    189,167    187,967    182,506    181,265    184,435    183,946     192,309
-----------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts            41,177     37,460     35,354     34,282     35,220     33,593     32,650      31,143
Brokerage and insurance income                 16,431     13,943     14,967     14,587     15,066     13,943     13,185      12,232
Trust services                                 15,306     14,997     16,247     15,096     14,679     14,816     14,431      13,670
Bank Owned Life Insurance income               11,443     11,443     11,443     11,676      9,560      9,560      9,561       9,560
Mortgage banking                               11,410      6,289     10,725     19,644     15,049     13,859     17,672       9,238
Other service charges and fees                 10,890     10,837     10,529      9,118      9,582      9,547      9,383       8,415
Other                                          17,025     18,723     15,039     10,591     15,135     14,722     13,979      12,315
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME BEFORE
 SECURITIES GAINS                             123,682    113,692    114,304    114,994    114,291    110,040    110,861      96,573
Securities gains                                2,339      1,140        966        457         89      1,059      2,747       2,078
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                     126,021    114,832    115,270    115,451    114,380    111,099    113,608      98,651
-----------------------------------------------------------------------------------------------------------------------------------
Personnel costs                               113,852    107,477    103,589    104,320    100,076    101,866    103,707      99,296
Equipment                                      17,337     17,378     16,608     15,582     18,117     17,580     17,363      17,503
Outside data processing and other services     17,209     15,128     16,592     17,097     15,414     14,650     15,100      14,122
Net occupancy                                  13,454     14,815     14,642     14,771     15,251     14,481     13,755      15,568
Professional services                           8,026      6,083      6,265      5,242      6,069      5,754      6,481       4,793
Marketing                                       6,186      7,491      7,219      7,174      5,305      5,717      6,807       8,832
Telecommunications                              5,714      5,609      5,302      5,282      5,647      5,728      5,964       5,952
Printing and supplies                           3,999      3,679      3,671      3,519      3,511      3,693      3,688       4,098
Franchise and other taxes                       2,532      2,283      2,313      2,326      2,885      2,439      2,229       2,116
Amortization of intangible assets                 204        204        203        251      2,555      2,569      2,890       3,031
Other                                          14,182     13,576     13,781     13,487     12,599     12,577     14,459      18,506
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                    202,695    193,723    190,185    189,051    187,429    187,054    192,443     193,817
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                    115,610    110,276    113,052    108,906    108,216    108,480    105,111      97,143
Income taxes                                   30,475     28,110     31,344     29,393     28,631     27,587     29,509      25,688
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                   $ 85,135   $ 82,166   $ 81,708   $ 79,513   $ 79,585   $ 80,893   $ 75,602    $ 71,455
===================================================================================================================================

NET INCOME PER COMMON SHARE - DILUTED           $0.36      $0.34      $0.33      $0.32      $0.32      $0.32      $0.30        0.28

RETURN ON
  Average total assets                           1.26%      1.26%      1.31%      1.30%      1.28%      1.30%      1.20%       1.15%
  Average total shareholders' equity             15.1%      14.3%      14.0%      13.6%      13.4%      13.5%      12.6%       12.1%
Net interest margin(2)                           4.07%      4.26%      4.30%      4.21%      4.26%      4.17%      4.03%       3.99%
Efficiency ratio                                 54.0%      53.1%      53.2%      54.1%      52.7%      54.0%      56.0%       59.5%
Effective tax rate                               26.4%      25.5%      27.7%      27.0%      26.5%      25.4%      28.1%       26.4%

REVENUE - FULLY TAXABLE EQUIVALENT (FTE)
Net Interest Income                          $249,702   $249,416   $241,859   $233,101   $235,546   $230,462   $225,883    $222,018
Tax Equivalent Adjustment(2)                    1,869      1,096      1,071      1,169      1,292      1,442      1,616       2,002
------------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                           251,571    250,512    242,930    234,270    236,838    231,904    227,499     224,020
Non-Interest Income                           126,021    114,832    115,270    115,451    114,380    111,099    113,608      98,651
------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                $377,592   $365,344   $358,200   $349,721   $351,218   $343,003   $341,107    $322,671
====================================================================================================================================
TOTAL REVENUE EXCLUDING SECURITIES GAINS     $375,253   $364,204   $357,234   $349,264   $351,129   $341,944   $338,360    $320,593
====================================================================================================================================

(1)  See page 16 for definition of Operating Basis.
(2)  Calculated assuming a 35% tax rate.

                       HUNTINGTON BANCSHARES INCORPORATED
                      SELECTED ANNUAL INCOME STATEMENT DATA
                               OPERATING BASIS (1)

                                                   TWELVE MONTHS ENDED         ---------------------
                                                       DECEMBER 31,             Change '02 vs. '01
-------------------------------------------------------------------------      ---------------------
(in thousands, except per share amounts)          2002            2001          Amount       Percent
-------------------------------------------------------------------------      --------      -------
NET INTEREST INCOME                            $  974,078      $  913,909      $ 60,169        6.6%
Provision for loan losses                         222,154         171,954        50,200       29.2
-------------------------------------------------------------------------      --------      -------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                        751,924         741,955         9,969        1.3
-------------------------------------------------------------------------      --------      -------
Service charges on deposit accounts               148,273         132,606        15,667       11.8
Brokerage and insurance income                     59,928          54,426         5,502       10.1
Trust services                                     61,646          57,596         4,050        7.0
Bank Owned Life Insurance income                   46,005          38,241         7,764       20.3
Mortgage banking                                   48,068          55,818        (7,750)     (13.9)
Other service charges and fees                     41,374          36,927         4,447       12.0
Other                                              61,378          56,151         5,227        9.3
-------------------------------------------------------------------------      --------      -------
TOTAL NON-INTEREST INCOME BEFORE
 SECURITIES GAINS                                 466,672         431,765        34,907        8.1
Securities gains                                    4,902           5,973        (1,071)     (17.9)
-------------------------------------------------------------------------      --------      -------
TOTAL NON-INTEREST INCOME                         471,574         437,738        33,836        7.7
-------------------------------------------------------------------------      --------      -------
Personnel costs                                   429,238         404,945        24,293        6.0
Equipment                                          66,905          70,563        (3,658)      (5.2)
Outside data processing and other services         66,026          59,286         6,740       11.4
Net occupancy                                      57,682          59,055        (1,373)      (2.3)
Professional services                              25,616          23,097         2,519       10.9
Marketing                                          28,070          26,661         1,409        5.3
Telecommunications                                 21,907          23,291        (1,384)      (5.9)
Printing and supplies                              14,868          14,990          (122)      (0.8)
Franchise and other taxes                           9,454           9,669          (215)      (2.2)
Amortization of intangible assets                     862          11,045       (10,183)     (92.2)
Other                                              55,026          58,141        (3,115)      (5.4)
-------------------------------------------------------------------------      --------      -------
TOTAL NON-INTEREST EXPENSE                        775,654         760,743        14,911        2.0
-------------------------------------------------------------------------      --------      -------
INCOME BEFORE INCOME TAXES                        447,844         418,950        28,894        6.9
Income taxes                                      119,322         111,415         7,907        7.1
-------------------------------------------------------------------------      --------      -------
NET INCOME                                     $  328,522      $  307,535      $ 20,987        6.8%
=========================================================================      ========      =======
NET INCOME PER COMMON SHARE - DILUTED          $     1.35      $     1.22      $   0.13       10.7%

RETURN ON
  Average total assets                               1.28%           1.23%
  Average total shareholders' equity                 14.2%           12.9%
Net interest margin(2)                               4.21%           4.11%
Efficiency ratio                                     53.6%           55.4%
Effective tax rate                                   26.6%           26.6%

REVENUE - FULLY TAXABLE EQUIVALENT (FTE)
Net Interest Income                            $  974,078      $  913,909      $ 60,169        6.6%
Tax Equivalent Adjustment(2)                        5,205           6,352        (1,147)     (18.1)
-------------------------------------------------------------------------      --------      -------
Net Interest Income                               979,283         920,261        59,022        6.4
Non-Interest Income                               471,574         437,738        33,836        7.7
-------------------------------------------------------------------------      --------      -------
TOTAL REVENUE                                  $1,450,857      $1,357,999      $ 92,858        6.8%
=========================================================================      ========      =======
TOTAL REVENUE EXCLUDING SECURITIES GAINS       $1,445,955      $1,352,026      $ 93,929        6.9%
=========================================================================      ========      =======

(1)  See page 16 for definition of Operating Basis.

(2)  Calculated assuming a 35% tax rate.

                       HUNTINGTON BANCSHARES INCORPORATED
                  LOAN LOSS RESERVE AND NET CHARGE-OFF ANALYSIS
                               OPERATING BASIS (1)

                                                                            2002
---------------------------------------------------------------------------------------------------
(in thousands)                                       FOURTH      Third        Second       First
---------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, BEGINNING
 OF PERIOD                                         $ 408,378    $393,011     $386,053     $386,956
Loan losses                                         (108,238)    (56,591)     (57,482)     (60,191)
Recoveries of loans previously charged off            13,300      12,891       12,582       10,915
---------------------------------------------------------------------------------------------------
  Net loan losses                                    (94,938)    (43,700)     (44,900)     (49,276)
---------------------------------------------------------------------------------------------------
Provision for loan losses                             57,418      60,249       53,892       50,595
Allowance of assets purchased                             --       1,264           --           --
Allowance of securitized loans                        (2,463)     (2,446)      (2,034)      (2,222)
---------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, END OF PERIOD           $ 368,395    $408,378     $393,011     $386,053
===================================================================================================

Allowance for loan losses as a % of total loans         1.76%       2.00%        2.00%        2.00%
Allowance for loan losses as a % of non-
 performing loans                                      287.7%      200.7%       185.3%       175.9%
Allowance for loan losses as a % of non-
 performing assets                                     269.4%      190.7%       176.1%       171.2%

NET CHARGE-OFFS BY LOAN TYPE

Commercial                                         $  59,725    $ 16,808     $ 21,468     $ 16,092
Commercial real estate                                 7,536       4,085        2,037        3,723
---------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate         67,261      20,893       23,505       19,815
---------------------------------------------------------------------------------------------------

Consumer
  Auto leases                                         12,510      10,117        8,401       12,809
  Auto loans                                           8,778       6,869        5,733        8,888
---------------------------------------------------------------------------------------------------
     Total auto leases and loans                      21,288      16,986       14,134       21,697
---------------------------------------------------------------------------------------------------
  Home equity                                          3,526       2,934        3,096        2,814
  Residential mortgage                                    72         123          555          104
  Other loans                                            967         907        1,225        1,098
---------------------------------------------------------------------------------------------------
     Total consumer                                   25,853      20,950       19,010       25,713
---------------------------------------------------------------------------------------------------
Total net charge-off, excluding exited businesses     93,114      41,843       42,515       45,528
Net charge-offs related to exited businesses           1,824       1,857        2,385        3,748
---------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS INCLUDING EXITED
 BUSINESSES                                        $  94,938    $ 43,700     $ 44,900     $ 49,276
===================================================================================================

NET CHARGE-OFFS - ANNUALIZED PERCENTAGES

Commercial                                              4.19%       1.21%        1.53%        1.15%
Commercial real estate                                  0.85        0.45         0.23         0.44
---------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate           2.92        0.91         1.04         0.88
---------------------------------------------------------------------------------------------------

Consumer
  Auto leases                                           1.56        1.27         1.08         1.64
  Auto loans                                            1.21        1.01         0.92         1.47
---------------------------------------------------------------------------------------------------
     Total auto leases and loans                        1.39        1.15         1.01         1.57
---------------------------------------------------------------------------------------------------
  Home equity                                           0.45        0.38         0.43         0.41
  Residential mortgage                                  0.02        0.03         0.16         0.04
  Other loans                                           0.99        0.91         1.22         1.09
---------------------------------------------------------------------------------------------------
     Total consumer                                     0.91        0.77         0.74         1.06
---------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS EXCLUDING EXITED
 BUSINESSES                                             1.81%       0.83%        0.88%        0.97%
Net charge-offs related to exited businesses            0.03        0.04         0.04         0.08
---------------------------------------------------------------------------------------------------
NET CHARGE-OFFS AS a % OF AVERAGE LOANS -
 INCLUDING EXITED BUSINESSES(3)                         1.84%       0.87%        0.92%        1.05%
===================================================================================================
                                                                            2001
---------------------------------------------------------------------------------------------------
(in thousands)                                     Fourth         Third        Second       First
---------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, BEGINNING
 OF PERIOD                                        $334,827       $326,495     $276,116     $273,747
Loan losses                                        (60,110)       (45,063)     (71,104)     (33,222)
Recoveries of loans previously charged off           9,961          8,981        9,392        7,356
---------------------------------------------------------------------------------------------------
  Net loan losses                                  (50,149)       (36,082)     (61,712)     (25,866)
---------------------------------------------------------------------------------------------------
Provision for loan losses                          104,281(2)      46,027      113,655       29,709
Allowance of assets purchased                           --             --           --           --
Allowance of securitized loans                      (2,003)        (1,613)      (1,564)      (1,474)
---------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES, END OF PERIOD          $386,956       $334,827     $326,495     $276,116
===================================================================================================

Allowance for loan losses as a % of total loans       2.05%          1.77%        1.76%        1.51%
Allowance for loan losses as a % of non-
 performing loans                                    181.4%         173.4%       222.1%       269.8%
Allowance for loan losses as a % of non-
 performing assets                                   176.2%         166.4%       208.1%       237.2%

NET CHARGE-OFFS BY LOAN TYPE

Commercial                                        $ 19,475       $  8,755     $ 11,507     $  5,998
Commercial real estate                                 867              3        1,704        1,316
---------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate       20,342          8,758       13,211        7,314
---------------------------------------------------------------------------------------------------

Consumer
  Auto leases                                       12,634         10,395       17,535        6,813
  Auto loans                                         8,474          5,351       21,652        8,150
---------------------------------------------------------------------------------------------------
     Total auto leases and loans                    21,108         15,746       39,187       14,963
---------------------------------------------------------------------------------------------------
  Home equity                                        3,313          3,772        2,310        2,125
  Residential mortgage                                 370             93          241            2
  Other loans                                        1,388            527        2,667        1,462
---------------------------------------------------------------------------------------------------
     Total consumer                                 26,179         20,138       44,405       18,552
---------------------------------------------------------------------------------------------------
Total net charge-off, excluding exited businesses   46,521         28,896       57,616       25,866
Net charge-offs related to exited businesses         3,628          7,186        4,096           --
---------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS INCLUDING EXITED
 BUSINESSES                                       $ 50,149       $ 36,082     $ 61,712     $ 25,866
===================================================================================================

NET CHARGE-OFFS - ANNUALIZED PERCENTAGES

Commercial                                            1.34%          0.58%        0.77%        0.41%
Commercial real estate                                0.10             --         0.22         0.17
---------------------------------------------------------------------------------------------------
  Total commercial and commercial real estate         0.89           0.38         0.59         0.33
---------------------------------------------------------------------------------------------------

Consumer
  Auto leases                                         1.55           1.27         2.18         0.89
  Auto loans                                          1.43           0.93         4.13         1.46
---------------------------------------------------------------------------------------------------
     Total auto leases and loans                      1.50           1.13         2.95         1.13
---------------------------------------------------------------------------------------------------
  Home equity                                         0.48           0.55         0.35         0.33
  Residential mortgage                                0.18           0.05         0.12         0.00
  Other loans                                         1.29           0.48         2.35         1.16
---------------------------------------------------------------------------------------------------
     Total consumer                                   1.08           0.85         1.92         0.81
---------------------------------------------------------------------------------------------------
TOTAL NET CHARGE-OFFS EXCLUDING EXITED
 BUSINESSES                                           0.99%          0.62%        1.26%        0.57%
Net charge-offs related to exited businesses          0.07           0.14         0.08           --
---------------------------------------------------------------------------------------------------
NET CHARGE-OFFS AS a % OF AVERAGE LOANS -
 INCLUDING EXITED BUSINESSES(3)                       1.06%          0.76%        1.34%        0.57%
===================================================================================================

(1) See page 16 for definition of Operating Basis.
(2) Includes provision of $50.0 million recorded to increase the loan loss reserve in light of the higher charge-offs and non-performing assets experienced in the second half of 2001.
(3) Exited businesses include Second Tier auto and Truck and Equipment lending.

                       HUNTINGTON BANCSHARES INCORPORATED
                    NON-PERFORMING ASSETS AND PAST DUE LOANS
                               OPERATING BASIS(1)

                                                               2002                                         2001
--------------------------------------------------------------------------------------   -----------------------------------------
(in thousands)                                FOURTH     Third      Second     First      Fourth     Third      Second     First
----------------------------------------------------------------------------------------------------------------------------------
Non-accrual loans:
  Commercial                                 $ 91,861   $147,392   $156,252   $162,959   $155,720   $143,132   $111,363   $ 57,646
  Commercial real estate                       26,765     47,537     45,795     43,295     45,180     37,772     23,418     32,108
  Residential mortgage                          9,443      8,488      8,776     11,896     11,086     10,923     10,916     11,303
----------------------------------------------------------------------------------------------------------------------------------
Total Nonaccrual Loans                        128,069    203,417    210,823    218,150    211,986    191,827    145,697    101,057
Renegotiated loans                                 --         37      1,268      1,268      1,276      1,286      1,290      1,297
----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS                    128,069    203,454    212,091    219,418    213,262    193,113    146,987    102,354
Other real estate, net                          8,654     10,675     11,146      6,112      6,384      8,050      9,913     14,031
----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS                  $136,723   $214,129   $223,237   $225,530   $219,646   $201,163   $156,900   $116,385
==================================================================================================================================

Non-performing loans as a % of total loans       0.61%      0.99%      1.08%      1.13%      1.13%      1.02%      0.79%      0.56%
Non-performing assets as a % of total loans
 and other real estate                           0.65%      1.05%      1.14%      1.17%      1.16%      1.06%      0.85%      0.63%


ACCRUING LOANS PAST DUE 90 DAYS OR MORE      $ 73,122   $ 68,262   $ 58,449   $ 61,746   $ 76,295   $ 79,339   $ 54,228   $ 89,650
==================================================================================================================================

(1)  See page 16 for definition of Operating Basis.

                                                                         Page 24